Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-294302

PROSPECTUS SUPPLEMENT
(To Prospectus dated March 30, 2026)

$53,900,000 of Ordinary Shares

NANO-X IMAGING LTD.

We are party to a Controlled Equity OfferingSM Sales Agreement, dated as of June 7, 2024 (the “Sales Agreement”) with Cantor Fitzgerald & Co. and Mizuho Securities USA LLC (each individually, an “Agent” and collectively, the “Agents”) relating to the issuance and sale from time to time of our ordinary shares, par value NIS 0.01 per share (the “ordinary shares”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, as of the date of this prospectus supplement, we may offer and sell our ordinary shares having a remaining aggregate offering price of up $53,900,000 (out of the original amount of $100,000,000 that was authorized for offer and sale) from time to time through the Agents pursuant to the Sales Agreement and this prospectus supplement and the accompanying prospectus.

Our ordinary shares are listed on the Nasdaq Global Market under the symbol “NNOX.” The last reported sales price of our ordinary shares on the Nasdaq Global Market on July 21, 2026 was $1.08 per share.

Sales of our ordinary shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts to sell on our behalf all of the ordinary shares requested to be sold by us, consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation at a commission rate of up to 3.0% of the aggregate gross proceeds from each sale of ordinary shares. In connection with the sales of ordinary shares on our behalf, the Agents may each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents may be deemed to be underwriting commissions or discounts.

Investing in our ordinary shares involves a high degree of risk. Before making an investment decision, please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-9 of this prospectus supplement, on page 11 of the accompanying prospectus, on page 1 of our most recent annual report on Form 20-F and under similar headings in the other documents that we have filed or that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Cantor	Mizuho

Prospectus Supplement dated July 23, 2026

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

A registration statement on Form F-3 (File No. 333-294302) utilizing a shelf registration process relating to the securities described in this prospectus supplement was initially filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2026. That registration statement was amended by Pre-Effective Amendment No. 1 thereto filed on March 26, 2026, and has been declared effective by the Securities and Exchange Commission as of March 30, 2026. Under that shelf registration statement, of which this offering is a part, we may, from time to time, sell our ordinary shares, warrants and debt securities having an aggregate offering price of up to $100,000,000. Under the offering described in this prospectus supplement, in particular, we may sell up to $53,900,000 of ordinary shares out of the $100,000,000 of securities covered by that shelf registration statement.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of our ordinary shares by us, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein by reference, the information in this prospectus supplement will supersede and govern. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the SEC. For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Agents have not, authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. This prospectus supplement is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to:

“Nanox,” the “Company,” “us,” “we,” “our” and similar designations refer to NANO-X IMAGING LTD, an Israeli company, and its consolidated subsidiaries.

“$” or “U.S. Dollars” refer to Dollars, the lawful currency of the United States.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel.

“ordinary shares” and similar expressions refer to our ordinary shares, par value NIS 0.01 per share.

“SEC” refers to the United States Securities and Exchange Commission.

“Securities Act” refers to the Securities Act of 1933, as amended.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the documents incorporated by reference herein and the accompanying prospectus may contain or incorporate forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements stated in or implied by these forward-looking statements.

All statements other than statements of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” beginning on page S-9 of this prospectus supplement, page 11 of the accompanying prospectus, and page 1 of our most recent Annual Report on Form 20-F and any updates in each Report of Foreign Private Issuer on Form 6-K that indicates that it is being incorporated by reference, filed with or furnished to the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those stated in or implied by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus supplement, the accompanying prospectus and the documents that we reference in this prospectus supplement and have filed with the SEC as exhibits to the registration statement, of which this prospectus supplement is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

Forward-looking statements in this prospectus supplement include, but are not limited to, statements about:

●	the initiation, timing, progress and results of our research and development, manufacturing and commercialization activities with respect to our X-ray source technologies, the Nanox.ARC or the Nanox.ARC X, and the Nanox.CLOUD, which comprise the Nanox System;

●	our ability to successfully demonstrate the feasibility of our technology for commercial applications;

●	our history of recurring losses and negative cash flows from operating activities, significant future commitments and the uncertainty regarding the adequacy of our liquidity to pursue our complete business objectives, and substantial doubt regarding our ability to continue as a going concern;

●	our expectations regarding the necessity of, timing of filing for, and receipt of, regulatory clearances or approvals regarding our technology, the Nanox.ARC or the Nanox.ARC X, and the Nanox.CLOUD from regulatory agencies worldwide and our ongoing compliance with applicable quality standards and regulatory requirements;

●	our ability to manufacture the Nanox.ARC and the Nanox.ARC X, at a lower cost than medical imaging systems that use a legacy analog X-ray source;

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●	the pricing structure of our products and services, if such products and services receive regulatory clearance or approval;

●	the implementation of our business models;

●	the ability to successfully integrate the business of companies that we acquire and to realize the anticipated benefits of the acquisitions, which may be affected by, among other things, competition, brand recognition, the ability of the acquired company to grow and manage growth profitably and retain its key employees;

●	our expectations regarding collaborations with third-parties and their potential benefits, including our dependence on distribution partners to deploy and sell Nanox.ARC systems and the risk that such partners may not perform as expected;

●	our reliance on and shift toward distribution collaborations and commercial partnerships with established medical imaging providers to scale the deployment of Nanox.ARC system, our expectations regarding the performance of our distribution partners and the timing and extent of system purchases under commercial agreements;

●	our ability to enter into and maintain commercially reasonable arrangements with third-party manufacturers and suppliers to manufacture the Nanox.ARC and Nanox.ARC X, including risks associated with transitioning to an outsourced manufacturing model as part of the restructuring plan, and reliance on third-party international manufacturing partners;

●	our ability to conduct business globally, including our ability to secure and maintain our supply chain through third-party supply partners;

●	the expected timing of completion of the restructuring with respect to our South Korea operations, the anticipated restructuring and related charges, the expected reduction in structural and overhead costs, capital expenditures, and cash utilization, and the expected improvement in gross margins and operational efficiency;

●	our liquidity position, including our ability to fund operations and manage cash utilization in light of negative operating cash flows;

●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;

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●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	regulatory developments in the United States and other jurisdictions;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	the rate and degree of market acceptance of our technology and our products;

●	developments relating to our competitors and the medical imaging industry;

●	our estimates of the adoption of the Medical Screening as a Service (“MSaaS”) based model by market participants and our ability to negotiate, enter into and implement the MSaaS agreements;

●	our estimates regarding the market opportunities for our technology and our products;

●	our ability to attract, motivate and retain key executive managers;

●	our ability to comply with data protection laws, regulations and similar rules and to establish and maintain adequate cyber-security and data protection;

●	our ability to obtain third-party payor coverage or reimbursement of our Nanox System;

●	our expectation regarding the maintenance of our foreign private issuer status;

●	our expectations regarding changes in the global, national, regional or local economic, business, competitive, market, and regulatory landscape, including as a result of (i) the security, political and economic instability in the Middle East that could harm our business due to the evolving military conflict between the United States and Israel, on the one hand, and Iran and its proxies, on the other hand, and (ii) the ongoing Russia-Ukrainian conflict;

●	claims, litigation and investigations we are or may be subject to in the future; and

●	other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our Annual Report on Form 20-F.

The “Risk Factors” section of this prospectus supplement, the accompanying prospectus and our most recent Annual Report on Form 20-F reference the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus.

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, starting on page S-9 of this prospectus supplement and page 11 of the accompanying prospectus as well as the financial statements and notes thereto and the other information incorporated by reference herein, including our most recent Annual Report on Form 20-F, before making an investment decision.

Our business

Early detection saves lives—and we at Nanox are focused on applying our proprietary medical imaging technology and solutions to make diagnostic medicine more accessible and affordable across the globe. We are developing an end-to-end imaging service solution, which includes the Nanox System, comprised of the Nanox.ARC, our U.S. Food and Drug Administration (“FDA”) cleared medical device, using our novel micro-electro-mechanical systems (“MEMs”) X-ray source technology, and the Nanox.CLOUD, a companion cloud software. Our offerings also include artificial intelligence (“AI”) solutions, healthcare IT services and teleradiology services. Our vision is to increase early detection of medical conditions that are discoverable by X-ray by improving access to imaging, reducing imaging costs and enhancing imaging efficiency, which we believe is key to increasing early prevention and treatment, improving health outcomes and, ultimately, saving lives.

Our imaging solution is designed as a modular open system, and we are exploring the expansion of the solution to include additional components, which may be developed by us or third parties. We are exploring additional collaboration opportunities as well.

Our holistic imaging solution is currently comprised of the following four principal components: [(i) the Nanox System; (ii) the Nanox Imaging Network; (iii) Nanox.MARKETPLACE; and (iv) Nanox.CONNECT], each of which are described below. We have furthermore developed artificial intelligence-based imaging solutions as a supplement to our suite of solutions, which we summarize below.

Nanox System

As a first step to producing a new class of accessible and affordable medical imaging systems, we focused on identifying and developing a novel digital X-ray source, which we refer to as the Nanox.SOURCE. Our X-ray source is based on a novel digital MEMs semiconductor cathode that we believe can achieve the same functionalities as legacy X-ray analog cathodes, while allowing for lower-cost production than existing medical imaging systems. We have been developing this technology for over ten years towards the goal of commercial applicability. This novel digital X-ray source is the basis of core technology in the imaging system we are developing, and we believe it also has the potential to replace the legacy X-ray source in other existing imaging systems. Our technology aims to disrupt medical imaging by providing accessibility and affordability on a global scale. Our goal is to enable medical institutions and other significant medical players to either employ our solutions as a closed end-to-end system or to adopt a modular approach to our technologies, by acquiring or licensing our different components and integrating our technologies into their specific product.

The Nanox System includes two integrated components—hardware (Nanox.ARC), a medical imaging system incorporating our novel digital X-ray source, and software (Nanox.CLOUD). We developed, and continue to improve, the multi-source Nanox.ARC, a 3D tomosynthesis imaging system, which received two 510(k) clearances from the FDA and remains subject to regulatory clearance and approval in other jurisdictions. Tomosynthesis is an imaging technique used for early detection, that is designed to produce a high-resolution, 3D, X-ray image reconstruction of the scanned human body part for review by a professional diagnostics expert. In parallel, we have developed, and continue to improve, the Nanox.CLOUD, a companion cloud-based software to which scanned images may be securely uploaded to the cloud system. By integrating the Nanox.CLOUD with the Nanox.ARC, we believe the Nanox System could provide a streamlined process and end-to-end medical imaging service, including services such as image repository, radiologist matching, online and offline diagnostics review and annotation, connectivity to diagnostic assistive AI systems, billing, monitoring and reporting.

Following clearances from the FDA, and if cleared by similar regulatory agencies in other jurisdictions, we plan to market and deploy the Nanox System globally at a substantially lower cost than currently available medical imaging systems, such as legacy X-ray and Computerized Tomography (“CT”) systems, because our digital X-ray source allows the Nanox.ARC to have a simpler structure without the costly cooling equipment used in legacy X-ray systems or the complex rotating mechanism used in CT devices. See “—Our Technology—The Nanox System.” We believe that the Nanox System could increase the accessibility and affordability of early-detection medical imaging systems worldwide, substantially reduce wait-times for imaging results and increase early detection rates compared to currently employed imaging process protocol.

We continue to implement a multi-step approach to the regulatory clearance process for the Nanox System. On April 1, 2021, we received clearance from the FDA to market our Nanox Cart X-Ray System, a single-source version of the Nanox.ARC. On April 28, 2023, we received a 510(k) clearance from the FDA to market the Nanox.ARC (including the Nanox.CLOUD), a multi-source 3D digital tomosynthesis system, as a stationary X-ray system intended to produce tomographic images of the human musculoskeletal system adjunctive to conventional radiography, on adult patients. On December 4, 2024, we received another 510(k) clearance from the FDA for the Nanox.ARC, for general use including human musculoskeletal system, pulmonary, intra-abdominal, and paranasal sinus indications, adjunctive to conventional radiography, on adult patients. This device is intended to be used in professional healthcare facilities or radiological environments, such as hospitals, clinics, imaging centers and other medical practices by trained radiographers, radiologists and physicians. The Nanox.ARC X, an AI-ready, multi-source digital tomosynthesis system designed to make advanced 3D imaging possible in more places at significantly lower cost and radiation dose than CT, received FDA 510(k) clearance in April 2025 for general use, including musculoskeletal, pulmonary, intra-abdominal and paranasal indications. In February 2026, we received FDA 501(K) clearance for TAP2D, a new cloud enabled image enhancement capability for the Nanox.ARC and Nanox.ARC X digital tomosynthesis systems. We plan to seek additional clearances or approvals for additional uses of the currently cleared Nanox System, or for future versions of the Nanox System.

On November 22, 2023, Nanox.ARC received approval from the Medical Device Division of the Ministry of Health in Israel (the regulatory body that oversees medical devices in Israel). As such, Nanox.ARC is registered as a commercial medical device in the Israeli market. Following this approval, the Israeli Ministry of Health granted Nanox.ARC a free sale certificate which is a requirement for regulatory submission in some markets. In addition, in Ghana, our local partner has obtained approval from the Ghana Food and Drug Authority (the “GFDA”), and started the clinical scanning of patients.

On February 25, 2025, we received the CE mark certification to market the multi-source Nanox.ARC system, including the Nanox.CLOUD, its accompanying cloud-based infrastructure. Nanox.ARC is a stationary X-ray system, intended to generate tomographic images of human anatomy from a single tomographic sweep performed in recumbent positions of adult patients.

We expect that the Nanox System will enable us to accumulate a significant number of medical images, which have the potential to be used by collaborators, such as medical AI-analytics companies, through machine learning algorithms to increase the probability of early disease detection.

U.S. go-to-market for Nanox System. Based on market analysis of the U.S. market by clinicians, imaging administrators and directors, stakeholders recognize the clinical benefits of the Nanox System and its more affordable approach to advanced imaging technology. Furthermore, outpatient facilities, such as freestanding emergency clinics, and pulmonary clinics have shown interest in adopting the Nanox System. Specifically, because such facilities typically do not have CT capabilities, we believe such facilities view the Nanox System as a more affordable way to keep patients in-house for advanced imaging needs, combined with a two-dimensional (“2D”) X-ray. Outpatient facilities also expressed potential interest in our MSaaS business model, which we believe could reduce the risk of an upfront purchase because the cost is based on actual use. We believe that gathering further clinical evidence will strengthen the support for our technology. Our current U.S. go-to-market strategy is comprised of three primary components: customer targeting, building a sales team and using a hybrid business model.

In terms of customer targeting, we believe several factors impact willingness to adopt our system, including the type of facility, its current imaging capabilities and imaging volumes, and geographic location, namely rural vs. urban. We aim to strategically engage segments that show early adoption potential, such as orthopedic clinics, skilled nursing facilities, freestanding emergency departments and urgent care facilities. We intend to continue to build clinical evidence particularly within the U.S. market, to support the adoption of our system, as well as reimbursement mechanisms, specifically with commercial payers. We have strategically realigned our focus to enhance our presence in the U.S. market, such that our initial efforts in commercialization and deployment within the U.S. have been concentrated on select states. This approach is designed to allow us, in the near term, to optimize customer service, delivery and support. To execute our strategy, we have allocated internal sales resources, and we are trying to leverage the USARAD network, in order to accelerate our initial penetration in the market. Furthermore, we are in the process of expanding a U.S.-based sales and service team that will seek to generate leads, close sales, manage relationships, and provide services for the Nanox System installed base. We are also in the process of engaging with independent service providers to provide service in remote areas and to decrease equipment downtime. We expect that other operational needs (such as medical affairs, regulatory, billing, finance and contracting) will be supported by the existing international Nanox organization.

For our business model in the U.S., we intend to use a hybrid approach combining a usage-based MSaaS model with a CapEx model to help promote adoption, based on different segments. We have designed a training program to promote the Nanox System. We also intend to use a combination of pilot sites, training, sales and marketing efforts to help meet customer needs. These aspects of our business strategy require us to hire additional experienced healthcare business-development professionals who are charged with raising awareness of the Nanox System among physicians, hospitals, urgent care operators, and large health systems throughout the U.S.

Following a U.S. Reimbursement Landscape Assessment for Nanox.ARC, it was found that the existing CPT code 76100 “Radiologic examination, single plane body section (eg, tomography), other than with urography” would be a viable option to report tomosynthesis procedures utilizing the Nanox.ARC. Nanox.ARC users would be able to report with appropriate ICD-10-PCS code(s). These ICD-10-PCS codes are for reporting services and procedures performed in the inpatient hospital site of service. For the Nanox.ARC, clinics or hospitals operating it can use the CPT code 76100 for reporting. According to the National Physician Fee Schedule Relative Value File January Release, January 3, 2024, reimbursement rates for digital tomosynthesis systems vary between uses by physicians and by hospital outpatients. Third-party payors may impose limits on coverage or reimbursement for diagnostic imaging services, including denying reimbursement for tests that do not follow recommended diagnostic procedures or can only be billed using an unlisted or miscellaneous code. Prior authorization is required for certain advanced imaging services through CMS’ Appropriate Use Criteria (“AUC”) program and private payer prior authorization programs. Currently, although there are no AUCs for tomosynthesis in general radiography, we plan to monitor the CMS AUC Program and Private Payers Prior Authorization process for radiology procedures for any change.

EU go-to-market for Nanox System As the population ages and the demand for medical imaging increases in lockstep in the European Union, there is an increasing need for accessible, advanced imaging solutions across various care settings. We expect the Nanox.ARC to be a good fit for this backdrop, because at its core, the Nanox.ARC offers an advanced medical imaging solution that is more accessible and affordable. Unlike in the US market, most of the initial sales in the EU are and will be through the CapEx model, meaning the systems will be purchased outright with no per-scan charges. However, there will be additional revenues generated through the use of service contracts and Nanox.CLOUD connectivity. The distributors are responsible for overseeing sales and market development, including promoting the equipment, engaging with key opinion leaders, and generating leads. They are handling local regulatory approvals, importation, installation, and after-sales support. Additionally, they will execute marketing activities, maintain inventory, manage financial transactions with Nanox, and set local pricing and negotiate with customers.

Nanox Imaging Network (NIN)

Besides the Nanox System, as part of our imaging solution, we have initiated the Nanox Imaging Network (“NIN”), a limited Proof-of-Concept (“POC”) initiative, in collaboration with Monarch Medical Management and Billing LLC (“Monarch”). NIN is intended to evaluate a network-based imaging services operating model in the United States, focused on providing imaging services through selected sites serving workers’ compensation and other specialized healthcare segments.

As part of the NIN POC, we are responsible for certain technical and operational elements, including imaging system deployment, maintenance of our Nanox.ARC systems, connectivity and service support, while Monarch is responsible for site operations, personnel, regulatory permits, and local engagement. The initiative is intended to serve a range of healthcare providers, including orthopedic and spine clinics, occupational health providers, post-accident care providers, nursing homes and correctional healthcare facilities.

Certain target segments addressed by the NIN POC, including workers’ compensation-related imaging services, are characterized by reimbursement structures that may allow for higher per-scan pricing compared to standard reimbursement frameworks, depending on payer arrangements, state-specific fee schedules and contractual terms. The NIN POC is intended, in part, to evaluate such reimbursement dynamics.

The POC is currently in an early and limited deployment phase, with a small number of sites identified and in various stages of setup. The POC is intended solely to assess operational, regulatory and economic feasibility. Nanox has not committed to a rollout of NIN, and there can be no assurance that the POC will be expanded, successfully implemented, or result in material revenues.

Nanox.MARKETPLACE.

Nanox.MARKETPLACE (formerly known as the MDW platform), which we acquired from MDWEB in November 2021, is our proprietary decentralized marketplace that connects imaging facilities with radiologists and enables radiologists to provide, and customers to obtain, remote interpretations of imaging data. The platform was designed by radiologists for the imaging industry. The radiologists connecting to Nanox.MARKETPLACE include those radiologists who are part of our network and provide teleradiology services through USARAD, as well as other radiologists, all of whom undergo an accreditation process that we perform and are required to be certified by the American Board of Radiology. Based primarily on customer location and area of specialization, radiologists will be matched to conduct the imaging interpretation. The radiologist receives payment through the platform from the customer upon the delivery of the imaging interpretation. The Nanox.MARKETPLACE service is currently offered on a standalone basis. Additionally, we have completed the incorporation of the Nanox.MARKETPLACE into the Nanox System, such that images that were generated by the Nanox.ARC and uploaded to the Nanox.CLOUD, can be streamlined and referred through the Nanox.MARKETPLACE to radiologists for remote reading.

Nanox.CONNECT.

In August 2022, we entered into a supply agreement with Re-medi Co Ltd. in order to integrate Remedi’s 2D imaging systems (using traditional X-ray tubes) to the Nanox.CLOUD and the Nanox.MARKETPLACE, creating a mobile 2D X-ray system that enables remote readings of scans with third parties AI-powered imaging analysis and a global teleradiology solution, which we refer to as the “Nanox.CONNECT.” The Nanox.CONNECT is currently deployed in a beta site in order to receive local regulatory approvals and explore and evaluate the business model and the potential service.

AI Imaging Solutions

In addition to our suite of solutions related to our imaging systems, we have also developed solutions that rely on artificial intelligence. Nanox AI (previously known as Zebra), which we acquired in November 2021, develops machine learning platforms based on its database of over 500 million imaging scans, which facilitates the development of AI medical imaging solutions. Nanox AI has FDA clearance for seven radiology AI solutions, CE mark in Europe for five radiology AI solutions and regulatory approvals in other countries for its radiology AI solutions. Nanox AI has been granted over two dozen patents in the field of radiology AI. Nanox AI gathers underutilized image data from CT scans and helps medical service providers focus on patients that, upon findings generated by use of our AI solutions, require additional medical attention.

In February 2024, we received FDA clearance for HealthFLD, an AI software that provides automated qualitative and quantitative analysis of liver attenuation from routine contrast and non-contrast chest and abdomen CT scans in patients between the ages of 18 to 75. HealthFLD is intended to support clinicians in the detection of fatty liver, correlated with hepatic steatosis, an early sign of metabolic dysfunction-associated steatotic liver disease (“MASLD”), formerly referred to as non-alcoholic fatty liver disease (“NAFLD”).

In August 2024, we received 510(k) clearance for HealthCCSng V2.0. HealthCCSng V2.0 is the upgraded version of Nanox.AI’s cardiac solution, HealthCCSng, which has already shown tangible results in several healthcare systems, identifying patients at high risk of coronary artery disease while driving revenue to cardiology departments. It has also been integrated with existing picture archiving and communication systems (“PACS”) and electronic medical records (“EMR”) systems, and enabled timely and appropriate preventive care.

We offer FDA cleared AI-based software imaging solutions to hospitals, health maintenance organizations (“HMOs”), integrated delivery networks (“IDNs”), marketplaces, pharmaceutical companies and insurers that are designed to identify or predict undiagnosed or underdiagnosed medical conditions, through the mining of data of existing CT scans. We have entered into collaboration agreements with marketplaces for access and distribution of our Nanox AI solutions, and agreements with IDNs, hospitals, insurance assessment and imaging companies with respect to our AI imaging solutions.

Additionally, we offer direct access to end-consumers to get AI solutions through second opinions platform and healthcare imaging companies with respect to our AI imaging solutions. We currently offer AI imaging population health solutions aimed at identifying underlying findings, which are correlated to osteoporosis, cardiovascular disease and fatty liver to help detect patients at risk for more advanced liver disease such as NASH. With our AI imaging population health solutions, we aim to further our mission to enable preventative healthcare through early detection.

The HealthFLD clearance is the third product across the Nanox.AI suite of population health solutions to receive FDA clearance. The FDA previously cleared HealthCCSng, a solution that detects coronary artery calcium (“CAC”) that presents a risk for coronary artery disease, and HealthOST, a solution that assesses vertebral compression fractures and bone mineral density to support clinicians in the evaluation and assessment of musculoskeletal disease of the spine (such as osteoporosis).

Looking to the future of Nanox.AI, we believe that the validation of these solutions by multiple health systems around the world will help to drive us to develop additional algorithms that can identify more health problems.

Nanox.AI collaborates with a U.S.-based healthcare company that operates medical screening programs focused on early disease detection. Under the terms of this collaboration, Nanox.AI’s population health software solutions are integrated into the partner’s medical screening workflows across multiple imaging center locations in the United States. Through this model, Nanox.AI provides technology solutions to a business customer that delivers screening services directly to individual consumers. As a result, Nanox.AI does not contract directly with end patients but rather supports consumer-facing healthcare services indirectly through its commercial partner. This business-to-business-to-consumer (“B2B2C”) approach is intended to allow Nanox.AI to participate in consumer healthcare markets while maintaining a business-to-business commercial relationship.

We are also expanding direct-to-clinician access to Nanox.AI solutions and intend to launch new AI applications that have the potential to improve diagnostic accuracy, early detection, and patient management directly to clinics and physicians as an AI software add-on.

Nanox.AI continues to expand its software and artificial intelligence–enabled product portfolio to support clinical care management and advanced image analysis, as described below.

Real+ Osteoporosis Care Management Platform

Real+ is a comprehensive osteoporosis care management software platform for which development has been completed. The solution is designed to support and automate key components of the osteoporosis care pathway, including patient intake, approval, follow-up, and ongoing monitoring. Real+ is tailored to the operational needs of Fracture Liaison Service (“FLS”) centers and is intended to support coordinated and timely care delivery while reducing administrative workload for clinical teams. Commercial deployment of Real+ remains subject to customer adoption, integration, and applicable regulatory and operational considerations.

AI-Based Aortic Valve Calcification Measurement (Under Development)

We are developing an artificial intelligence–based solution intended to detect and quantify aortic valve calcification using standard non-contrast, non-gated CT scans. This solution is designed to support earlier identification of patients who may be at risk for aortic stenosis and who may benefit from additional clinical evaluation. This product is currently under development, has not been fully validated, and is subject to further clinical evaluation and applicable regulatory review.

AI-Based Body Composition Measurement (Under Development)

We are also developing an artificial intelligence–based body composition analysis capability intended to assess fat and muscle parameters from CT imaging. This capability is being evaluated for potential inclusion in broader analytical frameworks, including biological age analysis methodologies described in academic literature. This solution remains under development and has not been validated for clinical use.

We may evaluate potential combined applications of body composition analysis and aortic valve calcification measurement; however, any such combined solutions are at an early development stage and subject to further research, validation, and regulatory review. There can be no assurance that the AI-based solutions described above will be successfully developed, approved, or commercially deployed.

Nanox Health IT (formerly VasoHealthcare IT)

Nanox Health IT is our healthcare information technology services provider that serves hospitals and other healthcare organizations in the United States, with personnel specializing in healthcare information technology (“IT”) implementation. Nanox Health IT provides services exclusively to healthcare organizations, including imaging centers, radiology groups, hospitals and healthcare networks. Nanox Health IT supports such customers with healthcare-focused IT infrastructure, secure computing environments and ongoing IT operations services.

Nanox Health IT’s capabilities include healthcare systems integration, workflow optimization, data migration, user training and nationwide go-live support for medical imaging systems, as well as managed IT services. Nanox Health IT also provides services relating to healthcare IT infrastructure, cybersecurity and compliance solutions, and imaging and clinical systems support. These services are designed to support operational continuity, system reliability, regulatory compliance and optimized clinical workflows across complex and regulated healthcare environments. Nanox Health IT’s services are designed for healthcare environments subject to extensive regulatory requirements. Nanox intends to integrate VHC IT’s operational and customer support infrastructure with Nanox AI solutions that have received FDA clearance and that analyze routine CT scans for indicators of chronic diseases. Nanox Health IT’s goal is to support Nanox’s U.S. commercial expansion. As part of its broader healthcare ecosystem, the acquisition is expected to strengthen its U.S. operations. Nanox’s overall goal is to support the deployment, integration and scaling of its FDA-cleared AI imaging solutions across healthcare providers in the United States.

We acquired Nanox Health IT for total consideration of up to $800,000, consisting of (i) a $200,000 cash payment payable at closing and (ii) up to $600,000 in performance-based earnout payments payable over a period of up to two years, contingent upon the achievement of revenue retention targets with respect to existing customers.

Teleradiology Services. Following our acquisition of USARAD Holdings (“USARAD”) in November 2021, we offer teleradiology services to customers in the U.S. market and an additional six countries by U.S.-based radiologists, certified by the American Board of Radiology. We offer imaging interpretation services for radiology practices, hospitals, medical clinics, diagnostic imaging centers and mobile imaging service providers, urgent care facilities and multi-specialty physician groups and USARAD contracts directly with these customers. Second Opinions is a platform provided by USARAD Holdings Inc.

The platform connects patients with radiologists and other subspecialty physicians for additional consultation on their medical diagnoses. We have a network of approximately 20 accredited independent radiologists in our marketplace who are actively providing teleradiology services with us. We provide our teleradiology services to approximately 80 customers representing approximately 240 facilities. We allocate images that we receive from our customers, through our picture archiving and documentation system, to radiologists in our network based on the radiologist’s area of specialization. Payment is made by the customer directly to us based on the number of monthly readings and we pay the radiologist a predetermined fixed fee per reading.

Currently, our teleradiology services are offered as a standalone product through USARAD. In the future, we plan to incorporate our teleradiology services as part of our Nanox System offering.

Corporate Information

Our company, NANO-X IMAGING LTD was incorporated under the laws of the State of Israel on December 20, 2018 and commenced operations on September 3, 2019. Our principal executive offices are located at Ofer Tech Park, 94 Shlomo Shmeltzer Road, Petach Tikva, Israel 4970602, and our telephone number is +972 03 37359202. Our agent for service of process in the United States is C T Corporation System located at 28 Liberty Street, New York, New York 10005. Our website is http://www.nanox.vision. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.

THE OFFERING

Ordinary shares we are offering	Ordinary shares having an aggregate offering price of up to $53,900,000.

Ordinary shares to be outstanding after this offering	Up to 119,508,190 ordinary shares, assuming the issuance and sale of all $53,900,000 of ordinary shares that may be issued and sold in this offering at an assumed offering price of $1.08 per share, which was the closing price of our ordinary shares on the Nasdaq Global Market on July 21, 2026. The actual number of ordinary shares issued and sold will vary depending on the sales price at which ordinary shares may be sold from time to time during this offering. To the extent the sale of ordinary shares in this offering (based on then-current market prices) for the full remaining amount of $53,900,000 available under the Sales Agreement would cause the number of outstanding ordinary shares to exceed 100,000,000 (which is the current number of our authorized ordinary shares), we would be unable to sell those excess shares until we receive the approval of our shareholders to an amendment to our amended and restated articles of association increasing our authorized share capital.

Manner of offering	An “at the market” offering made from time to time through our Agents. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds for funding our research and development, manufacturing activities and for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page 11 of the accompanying prospectus and in the documents incorporated by reference herein (including under “Risk Factors” in our most recent Annual Report on Form 20-F) for a discussion of the risks you should carefully consider before deciding to invest in our ordinary shares.

Nasdaq Global Market symbol	“NNOX”

The number of ordinary shares to be outstanding after this offering is based on 69,600,783 ordinary shares outstanding as of March 31, 2026, and excludes as of such date:

●	4,277,318 ordinary shares issuable upon the exercise of outstanding share options under our 2019 Equity Incentive Plan at a weighted average exercise price of $14.88 per share;

●	1,156,312 ordinary shares issuable upon settlement of outstanding restricted share units (“RSUs”) under our 2019 Equity Incentive Plan;

●	2,442,290 additional ordinary shares reserved for future issuance under our 2019 Equity Incentive Plan; and

●	2,142,858 ordinary shares issuable upon exercise of outstanding warrants, at an exercise price of $19.00 per share.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below, on page 11 of the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F and in any updates in our Reports of Foreign Private Issuer on Form 6-K that indicate that the information therein is being incorporated by reference into the registration statement on Form F-3 (File No. 333-294302) of which this prospectus supplement is a part, including in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on, or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Ordinary Shares and this Offering

If we are unable to continue as a going concern, our securities will have little or no value.

We have incurred operating losses since our inception, and we expect to continue to incur significant expenses and operating losses for the foreseeable future.  Through March 31, 2026, we have an accumulated deficit of $463 million and our activities have been funded primarily via the sale of our ordinary shares. We expect to continue to incur significant costs related to our ongoing operations. Our management expects that our cash and cash equivalents, and deposits as of March 31, 2026, are not sufficient to support our operations under our current operating plans for at least one year from the date of this prospectus supplement. Those factors raise substantial doubt as to our ability to continue as a going concern.

Our management has been continuing the process of seeking to raise funds in the private equity and capital markets (including via this offering) as we will need to finance our operations. However, there is no assurance that we will be able to obtain such financing. To the extent additional funding is provided by the sale of securities (including via this offering) or the incurrence of indebtedness, ordinary shareholder ownership interests may be diluted, and the terms of the financing may adversely affect rights of ordinary shareholders, impose restrictive covenants on our company and result in increased fixed payment obligations. In order to finance our operations, we may also raise funds through collaborations, strategic partnerships or marketing, distribution or licensing arrangements with third parties, which may require us to relinquish valuable rights to our technologies, future revenue streams, research programs or products or grant licenses on terms that may not be favorable to us. In addition, we are exploring the use of mitigating actions such as postponing expenses that are not based on firm commitments.

If we are unable to raise additional funds when needed, we may be required to delay, reduce or eliminate our product development or future commercialization efforts, or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

Our published financial information as of March 31, 2026 did not include any adjustments that may be necessary should we be unable to continue as a going concern.

If we cannot continue as a going concern, you would likely lose most or all of your investment in our company.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional ordinary shares, or securities convertible or exchangeable into ordinary shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our ordinary shares.

Our management will have broad discretion over the use of net proceeds from this offering, and we could spend the net proceeds from this offering in ways our shareholders may not agree with or that do not yield a favorable return in the near term, if at all. We intend to use the net proceeds of this offering to fund our research and development, manufacturing activities and for general corporate purposes. However, our use of these net proceeds may differ substantially from our current plans. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow. See “Use of Proceeds.”

Based on the current market price of our ordinary shares, we will not have sufficient authorized, uncommitted share capital to fully utilize the remaining capacity under this offering, and we will need shareholder approval to increase our authorized share capital in order to do so.

As of the date of this prospectus supplement, ordinary shares having an aggregate offering price of up to approximately $53.9 million remain available for sale in this offering under the Sales Agreement.

Under the Israeli Companies Law, 5759-1999 (the “Companies Law”), we may only issue shares up to the maximum amount of our authorized share capital as set forth in our amended and restated articles of association (the “Articles”). At our current share price (which was $1.08 per share as of the close of trading on July 21, 2026), the number of ordinary shares that could potentially be sold under the Sales Agreement in order to fully utilize the remaining aggregate offering amount of approximately $53.9 million (approximately 49.9 million shares) would exceed the number of unreserved ordinary shares currently available for issuance under the Articles (approximately 19.9 million shares).

As a result, unless and until our shareholders approve an amendment to the Articles to increase our authorized share capital, our ability to raise the full amount remaining available under the Sales Agreement may be limited. We intend to seek such shareholder approval at a general meeting of shareholders to be held later in 2026; however, there can be no assurance that such approval will be obtained, or obtained on a timely basis that will enable us to continue to meet our financing needs as they arise via this offering.

If we are unable to finance our operations on a timely basis, that could have a material adverse impact on our current and prospective business, financial condition and results of operations.

GOVERNMENTAL GRANTS

Under the Encouragement of Research, Development and Technological Innovation in the Industry Law 5744-1984 (formerly known as the Encouragement of Industrial Research and Development Law, 5744-1984) (the “Innovation Law”), research and development programs of Israeli companies that meet specified criteria and are approved by the Israel Innovation Authority (the “IIA”) are eligible for grants. As of March 31, 2026, Nanox AI has received grants from the IIA for the financing of a portion of its research and development expenditures in an aggregate amount of approximately $4.0 million.

Under the Innovation Law and applicable regulations as currently in effect (the “IIA Regulations”), Nanox AI is required to pay royalties to the IIA of 3% (or and at an increased rate under certain circumstances, as described below) on sales of products and services based on technology and know-how developed using such IIA research and development grants, until 100% (which may be increased under certain circumstances) of the grant, linked to the U.S. dollar and bearing interest at the LIBOR rate, is repaid. Pursuant to the IIA Regulations, grants received from the IIA before June 30, 2017, bear an annual interest rate that is applied at the time of the grant approval of the applicable file and such interest will apply to all the funding received under that grant approval. Grants received from the IIA after June 30, 2017, bear an annual interest rate based on the 12-month London Interbank Offered Rate until December 31, 2023, and as of January 1, 2024, bear an annual interest rate based on the 12-month Secured Overnight Financing Rate (“SOFR”), or in an alternative publication by the Bank of Israel with the addition of 0.71513%. Grants approved after January 1, 2024, shall bear the higher of 12 months SOFR interest plus 1% or a fixed annual interest rate of 4%.

As of March 31, 2026, Nanox AI had paid royalties to the IIA in an amount of approximately $90 thousand and had a remaining liability to the IIA of approximately $3.9 million.

The terms of IIA grants require that products developed with IIA funding be manufactured in Israel, unless the IIA approved grant program includes a pre-determined portion of manufacturing that may be performed outside of Israel. The approval of the IIA is required for the transferring of manufacturing outside of Israel in excess of such pre-determined portion (however, only a notice to the IIA as opposed to approval is required for the transfer outside of Israel of up to 10% of the cumulative manufacturing in excess of such pre-approved portion). If manufacturing of IIA-funded products is transferred outside of Israel, the royalty repayment rate may be increased by 1% and the royalty and the repayment for the entire approved program may be increased by up to three times the amount of the grants received (plus accrued interest), depending on the percentage manufactured outside of Israel.

IIA prior approval is also required for the transfer of IIA-funded know-how outside of Israel (including by way of license), and any such approval would be subject to payment of a redemption fee, calculated according to a formula under the Innovation Law, which may be in the amount of up to six times the amount of the grants received (less paid royalties, if any, and depreciation, but no less than the total grants received) plus accrued interest.

Even following the full repayment of any IIA grants, recipients must nevertheless continue to comply with the requirements of the Innovation Law. Failure to comply with any of the conditions and restrictions imposed by the Innovation Law and regulations and guidelines thereunder, or by the specific terms of the grants, may require Nanox AI to refund any IIA grants previously received together with interest and penalties and in certain circumstances may lead to criminal charges.

USE OF PROCEEDS

We intend to use the net proceeds from this offering to fund our research and development, manufacturing activities and for general corporate purposes.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. The amounts and timing of our actual use of net proceeds will vary depending on numerous factors, including our ability to obtain additional financing, the relative success and cost of clinical and regulatory development programs and the amount and timing of product revenue, if any. In addition, we might decide to postpone or not pursue certain activities if, among other factors, the net proceeds from this offering and our other sources of cash are less than expected. Our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds.

DIVIDEND POLICY

We have never declared or paid cash dividends to our shareholders, and we do not intend to pay cash dividends in the foreseeable future. We intend to reinvest any earnings in developing and expanding our business. Any future determination relating to our dividend policy will be at the discretion of our board of directors and will depend on a number of factors, including future earnings, our financial condition, operating results, contractual restrictions, capital requirements, business prospects, our strategic goals and plans to expand our business, applicable law and other factors that our board of directors may deem relevant.

Under the Israeli Companies Law, 5759-1999, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

See “Item 3. Key Information—D. Risk Factors—Risks Related to Owning Our Ordinary Shares—We have not paid dividends in the past and have no immediate plans to pay dividends” in our most recent Annual Report on Form 20-F.

TAXATION

Following is a general discussion of the material U.S. federal income tax considerations and Israeli tax consequences concerning the acquisition, ownership and disposition of our ordinary shares. It is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of our ordinary shares. This discussion is included for general information purposes only, does not purport to be complete, and does not constitute and is not a tax opinion or tax advice to any investor. You should consult your tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any U.S. state, local, non-U.S. or other taxing jurisdiction.

U.S. Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ordinary shares by a U.S. Holder (as defined below) that acquires our ordinary shares in this offering and holds them as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law as in effect on the date of this prospectus supplement, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service (the “IRS”) will not assert, or that a court will not sustain, a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, any alternative minimum tax considerations, the Medicare tax on certain net investment income, any withholding or information reporting requirements, or any state, local and non-U.S. tax considerations relating to the ownership or disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	holders who acquire our ordinary shares pursuant to any employee share option or otherwise as compensation;

●	persons that will hold our ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	persons holding our ordinary shares in connection with a trade or business outside the United States;

●	persons that actually or constructively own 10% or more of our stock (by vote or value);

●	persons that have a functional currency other than the U.S. dollar; or

●	partnerships or other entities or arrangements subject to tax as partnerships for U.S. federal income tax purposes or persons holding our ordinary shares through such entities or arrangements.

EACH U.S. HOLDER SHOULD CONSULT ITS TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO ITS PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust that (A) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons with respect to all of its substantial decisions or (B) has a valid election in effect to be treated as a United States person under the Code.

If a partnership or (other entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners should consult their tax advisors regarding an investment in our ordinary shares.

Dividends

Subject to the discussion below under “—Passive Foreign Investment Company Considerations,” any cash distributions (including the amount of any Israeli tax withheld) paid on our ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ordinary shares will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders may be subject to tax at the lower capital gains tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) the ordinary shares on which the dividends are paid are readily tradable on an established securities market in the United States, or we are eligible for the benefit of the U.S.-Israel Tax Treaty, (2) we are neither classified as a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period and other requirements are met. Our ordinary shares are listed and traded on the Nasdaq Global Market. Thus, we believe that our ordinary shares will generally be considered to be readily tradable on an established securities market in the United States. There can be no assurance that the ordinary shares will continue to be considered readily tradable on an established securities market in later years. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares.

For U.S. foreign tax credit purposes, dividends received on our ordinary shares will generally be treated as income from foreign sources and will generally constitute passive category income. A U.S. Holder may be subject to Israeli withholding taxes on dividends paid on our ordinary shares. See “Israeli Tax Considerations—Taxation of Our Shareholders—Taxation of Non-Israeli Shareholders on Receipt of Dividends.” Subject to certain conditions and limitations, a U.S. Holder eligible under the U.S.-Israel Tax Treaty may be eligible to claim a foreign tax credit in respect of any Israeli income taxes paid or withheld with respect to dividends on our ordinary shares to the extent such taxes are nonrefundable under the U.S.-Israel Tax Treaty. Alternatively, a U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes paid or accrued in the relevant taxable year. The rules governing the foreign tax credit are complex and each U.S. Holder should consult its tax advisor regarding the availability of the foreign tax credit under its particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize gain or loss upon the sale or other disposition of our ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. Subject to the discussion under “—Passive Foreign Investment Company Considerations,” the gain or loss will generally be capital gain or loss and individuals and other non-corporate U.S. Holders who have held the ordinary shares for more than one year will generally be eligible for reduced tax rates. The deductibility of a capital loss may be subject to limitations. Any such gain that the U.S. Holder recognizes may be subject to Israeli income tax and will generally be U.S. source gain, which may limit a U.S. Holder’s ability to claim a foreign tax credit for any such Israeli income tax imposed on such gain. U.S. Holders that are eligible for the benefits of the U.S.-Israel Tax Treaty may apply the U.S.-Israel Tax Treaty to treat such gain as exempt from Israeli tax, provided certain requirements are met. If a U.S. Holder is not eligible for the benefits of the U.S.-Israel Tax Treaty or does not elect to apply the U.S.-Israel Tax Treaty, then such holder may not be able to claim a foreign tax credit arising from any Israeli tax imposed on the sale or other disposition of our ordinary shares The rules regarding foreign tax credits and the deductibility of foreign taxes are complex. U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit or deduction in light of their particular circumstances, including their eligibility for benefits under the U.S.-Israel Tax Treaty.

Passive Foreign Investment Company Considerations

A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of passive income or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and assets readily convertible into cash are generally classified as passive assets and goodwill and other unbooked intangibles associated with active business activities may generally be classified as non-passive assets. Passive income generally includes, among other things, dividends, interest, royalties and rents (other than certain royalties and rents derived in the active conduct of a trade or business and not derived from a related person), and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the stock.

Whether we are, or will be, classified as a PFIC is a factual determination made annually that will depend, in part, upon the composition of our income and assets.

Because the PFIC income test described above is based on a non-U.S. corporation’s gross income and not its net income, a non-U.S. corporation in the early stages of its business, such as our company, can be treated as a PFIC in those taxable years before it has sufficient operating revenue as a result of earning any amount of interest or other passive income. As a result, we believe that we were technically classified as a PFIC for the taxable year ended December 31, 2025. Depending upon the composition of our income and assets and the market price of our ordinary shares during 2026 and subsequent taxable years and whether we start generating a substantial amount of active revenue, we could continue to be classified as a PFIC for 2026 and subsequent taxable years. Accordingly, U.S. Holders of our ordinary shares should be wiling to assume the risks of investing in a PFIC.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of our ordinary shares. In addition, dividends paid in respect of our ordinary shares would not be eligible for the lower tax rate described under “—Dividends” above.

Under the PFIC rules:

●	the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares;

●	the amount allocated to the taxable year of the excess distribution, sale or other disposition and to any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, we will generally continue to be treated as a PFIC with respect to such U.S. Holder for all succeeding years during which the holder holds our ordinary shares. However, if we cease to meet the threshold requirements for PFIC status, provided that the U.S. Holder has not made a mark-to-market election, such holder may avoid some of the adverse effects of the PFIC regime by making a “deemed sale” election with respect to our ordinary shares held by such U.S. Holder. If such election is made, the U.S. Holder will be deemed to have sold our ordinary shares it holds on the last day of the last taxable year in which we were classified as a PFIC at their fair market value and any gain from such deemed sale will be taxed under the PFIC rules described above. After the deemed sale election, so long as we do not become classified as a PFIC in a subsequent taxable year, the ordinary shares with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the PFIC rules described above with respect to any “excess distribution” received from us or any gain from an actual sale or other disposition of the ordinary shares. The rules dealing with deemed sale elections are very complex. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we cease to be classified as a PFIC and such election becomes available to such holders.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and any subsidiary we own is also classified as a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. As a result, such U.S. Holder may incur liability for the deferred tax and interest charge described above if either (1) we receive any excess distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or (2) the U.S. Holder disposes of all or part of our ordinary shares. It is possible that any subsidiary we own would be a PFIC for the current taxable year or future taxable years. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any subsidiary we own.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election with respect to such stock. If a U.S. Holder makes this election with respect to our ordinary shares, the holder will generally (i) include as ordinary income for each taxable year that we are classified as a PFIC the excess, if any, of the fair market value of the ordinary shares held at the end of the taxable year over the adjusted tax basis of such ordinary shares and (ii) deduct as an ordinary loss in each such taxable year the excess, if any, of the adjusted tax basis of the ordinary shares over the fair market value of such ordinary shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ordinary shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of our ordinary shares and we cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ordinary shares in a year when we are classified as a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our ordinary shares are listed on the Nasdaq Global Market and should be treated as regularly traded for purposes of the mark-to-market rules. While we anticipate that our ordinary shares will continue to qualify as being regularly traded, no assurances may be given in this regard. If any subsidiary we own is, or becomes, classified as a PFIC, the mark-to-market election will likely not be available with respect to the shares of such subsidiary that are treated as owned by a U.S. Holder. Consequently, a U.S. Holder could be subject to the PFIC rules with respect to income of a lower-tier PFIC the value of which had already been taken into account indirectly via mark-to-market adjustments. U.S. Holders should consult their tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFIC.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.

If a U.S. Holder owns our ordinary shares during any taxable year that we are classified as a PFIC, the holder must generally file an annual IRS Form 8621 regarding distributions received on, and any gain realized on the disposition of, our ordinary shares. U.S. Holders should consult their tax advisor regarding our PFIC status and the U.S. federal income tax consequences of owning and disposing of our ordinary shares if we are, or become, classified as a PFIC, including the possibility of making a mark-to-market or deemed sale election.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT ABOVE IS FOR GENERAL INFORMATIONAL PURPOSES ONLY. U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO ITS PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

Israeli Tax Considerations

This section contains a general discussion of certain material Israeli tax consequences concerning the acquisition, ownership, and disposition of our ordinary shares purchased by investors in this offering. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. Because parts of this discussion are based on tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the accuracy of the tax consequences described below. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.

General Corporate Tax Structure in Israel

Israeli resident companies are generally subject to corporate tax, currently at the rate of 23% of a company’s taxable income. Capital gains derived by an Israeli resident company are subject to tax at the regular corporate tax rate.

Under Israeli tax legislation, a corporation will be considered as an “Israeli resident company” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Tax Benefits and Grants for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	the research and expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

●	the research and development is for the promotion of the company; and

●	the research and development is carried out by or on behalf of the company seeking such tax deduction, or that the expenditure is made by a person that carries out the research and does not own an enterprise which is engaged in the field of research, or that such expenditure constitutes participation in research carried out by another person, in both cases, subject to the fulfillment of certain criteria set forth in Israeli tax law.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the financing of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Tax Ordinance”). Capital expenditures for scientific research incurred by a company for the promotion or development of the company, which do not meet the above conditions, are deductible in equal amounts over three years.

From time to time, we may apply to the Israel Innovation Authority (the “IIA”) for approval to allow a tax deduction for research and development expenses during the year incurred. There can be no assurance that such application will be accepted.

Taxation of Our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Shareholders. The Tax Ordinance generally imposes a capital gains tax on the disposition of capital assets by a non-Israeli resident for tax purposes if those assets (i) are located in Israel, (ii) are shares or a right to shares in an Israeli resident corporation, (iii) represent, directly or indirectly, rights to assets or inventory located in Israel or (iv) represent, directly or indirectly, rights in a non-Israeli resident corporation the majority of which is the rights to assets located in Israel, unless a specific exemption is available under the Israeli domestic law or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Tax Ordinance distinguishes between real capital gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s tax basis attributable to an increase in the Israeli consumer price index or, in certain circumstances, a foreign currency exchange rate between the date of purchase and the date of disposition. Inflationary surplus is not currently subject to tax in Israel. The real capital gain is the excess of the total capital gain over the inflationary surplus.

Real capital gains would generally be subject to tax at the ordinary corporate tax rate (23% in 2026), if generated by a company, or at the rate of 25%, if generated by an individual, or 30%, if generated by an individual who is a “substantial shareholder” (as defined under the Tax Ordinance), at the time of sale or at any time during the preceding 12-month period (or if the shareholder claims a deduction for interest and linkage differences expenses in connection with the purchase and holding of such shares). A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis based on a contract holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include, among others, the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation or order someone who holds any of the aforesaid rights on how to act, regardless of the source of such right. Individual and corporate shareholders dealing in securities in Israel are taxed at the tax rates applicable to business income (a corporate tax rate for a corporation (23% in 2026) and a marginal tax rate of up to 47% for an individual in 2026 (excluding excess tax as discussed below)), unless contrary provisions in a relevant tax treaty apply. If the individual claims a deduction of interest and linkage fluctuation expenses in connection with the purchase or holding of the shares, the gain will generally be taxed at a fixed rate of 30% until the promulgation of regulations setting forth the rules and conditions for deduction of real interest and linkage differentials pursuant to Sections 101A(a)(9) and 101A(b) of the Tax Ordinance.

Generally, a non-Israeli resident (whether an individual or a corporation) who derives capital gains from the sale of shares in an Israeli resident company purchased upon or after the registration of the shares on the Tel Aviv Stock Exchange or on a regulated market outside of Israel (such as Nasdaq) should be exempt from Israeli capital gains tax unless, among other things, (i) the capital gain derived from the sale of shares was attributed to a permanent establishment that the non-Israeli resident shareholder maintains in Israel or (ii) the Israeli resident company is classified as a real estate investment trust or ceased to be a real estate investment trust (as defined in the Tax Ordinance). Non-Israeli “body of persons” (as defined under the Tax Ordinance, which includes corporate entities, partnerships and other entities) will not be entitled to the foregoing exemption if Israeli residents, whether directly or indirectly: (i) have a controlling interest of more than 25% in such non-Israeli entity or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli entity. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.

Additionally, a sale of shares by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence. For example, under the Convention Between the Government of the United States and the Government of the State of Israel with respect to Taxes of Income, as amended (the “U.S.-Israel Tax Treaty”), the disposition of shares by a shareholder who (i) is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty), (ii) holds the shares as a capital asset, and (iii) is entitled to claim the benefits afforded to such person by the U.S.-Israel Tax Treaty, is generally exempt from Israeli capital gains tax. Such exemption will not apply, inter alia, if (a) the capital gain arising from such sale, exchange or disposition is attributed to a permanent establishment that the shareholder maintains in Israel, (b) the shareholder holds, directly or indirectly, shares representing 10% or more of the voting capital of the company at any time in the 12-month period preceding such sale, exchange or disposition, subject to certain conditions, (c) such U.S. resident is an individual and was present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year, (d) the capital gains arising from such sale, exchange or disposition is attributed to real estate located in Israel or (e) the capital gain arising from such sale, exchange or disposition is attributed to royalties. In each case, the sale, exchange or disposition of our ordinary shares would be subject to Israeli tax, to the extent applicable; however, under the U.S.-Israel Tax Treaty, the taxpayer may be permitted to claim a credit for such taxes against the U.S. federal income tax imposed with respect to such sale, exchange or disposition, subject to the limitations under U.S. law applicable to foreign tax credits. The U.S.-Israel Tax Treaty does not provide such credit against any U.S. state or local taxes.

Regardless of whether non-Israeli shareholders may be liable for Israeli capital gains tax on the sale of our ordinary shares, the payment of consideration may be subject to withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the Israel Tax Authority (the “ITA”) may require from shareholders who are not liable for Israeli tax to sign declarations in forms specified by this authority or to obtain a specific exemption from the ITA to confirm their status as non-Israeli tax residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold Israeli taxes at source.

In addition, with respect to mergers involving an exchange of shares, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfillment of a number of conditions. Moreover, with respect to certain share swap transactions in which the sellers receive shares in the acquiring entity that are publicly traded on a stock exchange, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of such shares has occurred. In order to benefit from the tax deferral, a pre-ruling from the ITA might be required.

A detailed return, including a computation of the tax due, must be filed and an advance payment must be paid on January 31 and July 30 of each calendar year for sales of securities traded on a stock exchange made within the previous six months. However, if all tax due was withheld at the source according to applicable provisions of the Tax Ordinance and the regulations promulgated thereunder, the return does not need to be filed provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and an advance payment does not need to be made and (iii) the taxpayer if an individual is not obligated to pay excess tax (as further explained below). Capital gains are also reportable on an annual income tax return.

Capital Gains Taxes Applicable to Israeli Resident Shareholders. Generally, an Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23% (in 2026). An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder claims deduction of interest and linkage differences expenses in connection with the purchase and holding of such shares or is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in Section 2(1) of the Tax Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2026). Certain Israeli institutions who are exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Tax Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.

Taxation of Non-Israeli Shareholders on Receipt of Dividends. Non-Israeli residents (whether individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, unless relief is provided under the provisions of an applicable tax treaty between Israel and the shareholder’s country of residence (provided that a certificate from the ITA allowing for a reduced withholding tax rate or a tax exemption is obtained in advance). With respect to a person who is a “substantial shareholder” (described above) at the time of receiving the dividend or any time during the preceding 12 months, the applicable tax rate is 30%. Dividends paid on publicly traded shares, like our ordinary shares, to non-Israeli residents, are generally subject to Israeli withholding tax at a rate of 25%, so long as the shares are registered with a nominee company (whether or not the recipient is a substantial shareholder), unless a lower rate is provided under an applicable tax treaty (provided that a certificate from the ITA allowing for a reduced withholding tax rate is obtained in advance).

For example, under the U.S.-Israel Tax Treaty and subject to the eligibility to the benefits under such treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty) is 25%. However, for dividends not generated by an Approved Enterprise, Benefited Enterprise or Preferred Enterprises (as such terms are defined in the Law for the Encouragement of Capital Investments, 5719-1959) and paid to a U.S. corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, the maximum rate of withholding tax is generally 12.5%, provided that not more than 25% of the gross income of the Israeli resident paying corporation for such preceding year consists of certain types of dividends and interest. The aforementioned rates under the U.S.-Israel Tax Treaty would not apply if the dividend income is derived through a permanent establishment of the U.S. resident maintained in Israel.

A non-Israeli resident who receives dividends from which tax was withheld is generally exempt from the obligation to file tax returns in Israel in respect of such income, provided, inter alia, that (i) such income was not derived from a business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the taxpayer, if an individual, is not obliged to pay Excess Tax (as further explained below).

Taxation of Israeli Shareholders on Receipt of Dividends. A distribution of dividends to an Israeli resident individual, will generally be subject to withholding tax at a rate of 25% or 30% if the dividend recipient is a substantial shareholder (as defined above) at the time of distribution or at any time during the preceding 12-month period and the shares are not held through a nominee company. If the recipient of the dividend is an Israeli resident corporation, such dividend will be exempt from income tax provided the income from which such dividend is distributed was derived or accrued within Israel (although, if such dividends are subsequently distributed to non-Israeli individuals or a non-Israeli company, withholding tax at a rate of 25% (or 30% if the dividend recipient is a substantial shareholder (as defined above)) or such lower rate as may be provided if an applicable tax treaty will apply (provided that a certificate from the ITA allowing for a reduced withholding tax rate is obtained in advance). An exempt trust fund, pension fund or other entity that is exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the Tax Ordinance is exempt from tax on dividend.

Excess Tax

Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel (whether such individual is an Israeli resident or non-Israeli resident) are also subject to an additional tax on annual income exceeding a certain threshold (NIS 721,560 for 2026), including, but not limited to, income derived from dividends, interest and capital gains. The threshold is generally linked to the annual change in the Israeli consumer price index (with the exception that based on Israeli new legislation, such amount and certain other statutory amounts will not be linked to the Israeli consumer price index for the years 2025-2027). According to new legislation effective as of January 1, 2025, an additional 2% excess tax will be imposed on Capital-Sourced Income (defined as income from any source other than employment income, business income, or income from “personal effort”), provided that the individual’s Capital Sourced Income exceeds the specified threshold of NIS 721,560. This new excess tax applies, among other things, to income from capital gains, dividends, interest, rental income, or the sale of real property.

Estate and Gift Tax

Israeli tax law presently does not impose estate or gift taxes.

PLAN OF DISTRIBUTION

We are party to the Sales Agreement with Cantor Fitzgerald & Co. and Mizuho Securities USA LLC, as the Agents. Pursuant to this prospectus supplement, we may offer and sell our ordinary shares having an aggregate gross sales price of up to $53,900,000 from time to time through the Agents, acting as sales agents. That amount constitutes the remaining available amount, as of the date of this prospectus supplement, out of the original amount of $100,000,000 that was authorized for offer and sale from time to time through the Agents pursuant to the Sales Agreement. A copy of the Sales Agreement serves as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we furnished to the SEC on June 7, 2024 and that has been incorporated by reference into this prospectus supplement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, an Agent (the “Designated Agent”) may sell our ordinary shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. We may instruct the Agents not to sell ordinary shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of ordinary shares upon notice and subject to other conditions.

We will pay the Designated Agent commissions, in cash, for its service in acting as agent in the sale of our ordinary shares. The Designated Agent will be entitled to compensation at a commission rate of up to 3.0% of the sales price per share sold under the Sales Agreement. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $75,000 and certain ongoing disbursements of its legal counsel payable in the amount of up to $25,000 per calendar quarter and $40,000 for each program “refresh.” We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $400,000.

Settlement for sales of our ordinary shares will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our ordinary shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Designated Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the ordinary shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the ordinary shares on our behalf, the Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

The offering of our ordinary shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and either Agent, with respect to itself, may each terminate the Sales Agreement at any time upon ten days’ prior notice.

The Agents and their affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our ordinary shares while an offering is ongoing under this prospectus supplement.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Agents, and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law have been passed upon for us by Meitar | Law Offices. Certain legal matters in connection with this offering relating to U.S. law have been passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Latham & Watkins LLP, San Diego, California, is U.S. counsel for the Agents in connection with this offering. Gornitzky & Co., Tel Aviv, Israel, is Israeli counsel for the Agents in connection with this offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in the prospectus accompanying this prospectus supplement by reference to the Annual Report on Form 20-F for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1a to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus supplement or any accompanying prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed C T Corporation System as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 28 Liberty Street, New York, NY 10005.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus supplement is part, with respect to the ordinary shares that we will offer. This prospectus supplement and the accompanying prospectus do not contain all of the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the ordinary shares we may offer. Statements we make in this prospectus supplement and any accompanying prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our principal shareholders are exempt from the reporting provisions, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions, in each case under Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm. We are furthermore required to furnish to the SEC reports of foreign private issuer on Form 6-K reporting material events, and we voluntarily furnish to the SEC under cover of Form 6-K our unaudited quarterly financial information for the first three quarters of each fiscal year.

You may inspect a copy of the registration statement of which this prospectus supplement is a part and its accompanying exhibits and schedules, as well as the reports and other information we file or furnish electronically with or to (as applicable) the SEC, without charge, on the SEC’s website. The address of the site is www.sec.gov.

We maintain a corporate website at http://www.nanox.vision. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus supplement and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F (File No. 001-39461) for the fiscal year ended December 31, 2025, filed with the SEC on April 30, 2026 (the “2025 Annual Report”);

●	our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on:

	●	February 3, 2026 (including the press release serving as Exhibit 99.1 thereto, but excluding quotes from members of our management appearing in that press release)

	●	April 20, 2026 (only the financial statement tables prepared in accordance with generally accepted accounting principles in the United States contained in the press release attached as Exhibit 99.1 thereto);

	●	June 25, 2026 (only the financial statement tables prepared in accordance with generally accepted accounting principles in the United States contained in the press release attached as Exhibit 99.1 thereto); and

	●	July 23, 2026 (both Reports of Foreign Private Issuer on Form 6-K furnished to the SEC that day); and

●	the description of our share capital contained in our Registration Statement on Form 8-A, as filed with the SEC on August 18, 2020 (File No. 001-39461), as updated by Exhibit 2.1 to the 2025 Annual Report, as may be amended by any amendments or reports filed for the purpose of further updating such description.

Unless expressly incorporated by reference, nothing in this prospectus supplement shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus supplement, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus supplement, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus supplement on the written or oral request of that person made to:

NANO-X IMAGING LTD
Ofer Tech Park

94 Shlomo Shmeltzer Road

Petach Tikva

Israel 4970602
Tel: +972-3-735-9202
Attention: Chief Executive Officer

PROSPECTUS

NANO-X IMAGING LTD

$100,000,000
Ordinary Shares
Warrants
Debt Securities

This prospectus relates to the offer and sale, from time to time, of up to an aggregate of $100,000,000 of our ordinary shares, warrants and debt securities (collectively, the “securities”). We may offer our securities for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. If any underwriters, dealers or agents are involved in the sale of any of our securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

You should read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus carefully before you invest in our securities together with additional information described under the heading “Where You Can Find More Information.” Our ordinary shares are quoted on the NASDAQ Global Market (“Nasdaq”) under the symbol “NNOX.” The closing price of our ordinary shares, as reported on Nasdaq on March 12, 2026, was $2.58.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under “Risk Factors” on page 11 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated March 30, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we have filed with the SEC under the Securities Act with respect to our ordinary shares. We may, from time to time, offer and sell, in one or more offerings, up to an aggregate of $100,000,000 of our securities. Under this process, we may sell from time to time any of the securities described in this prospectus, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus only provides you with a general description of the securities that we may offer. Each time we sell our securities, or if required under the Securities Act, we will provide a prospectus supplement containing specific information about the offering, if required. Any such prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and any prospectus supplement together with additional information incorporated by reference herein and described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read on the U.S. Securities and Exchange Commission’s (the “SEC”) website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities described in this prospectus, you should rely only on the information provided in this prospectus and in any applicable prospectus supplement, including the information incorporated by reference. None of us nor any underwriter, dealer or agent have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering our securities in any jurisdiction where the offer or sale is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of any such document.

We may sell our securities to underwriters who will sell the securities to the public at a fixed offering price or at varying prices determined at the time of sale. The applicable prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers or agents and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to:

“Nanox,” the “Company,” “our Company,” the “Registrant,” “us,” “we,” “our” and similar designations refer to NANO-X IMAGING LTD, an Israeli company, and its consolidated subsidiaries.

Unless derived from our financial statements or otherwise noted, the terms “shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel.

“Our shares,” “ordinary shares” and similar expressions refer to the Registrant’s ordinary shares, par value NIS 0.01 per share.

“Dollars,” “U.S.$” or “$” refer to U.S. Dollars, the lawful currency of the United States.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Nasdaq” refers to the NASDAQ Global Market.

“SEC” or the “Commission” refers to the United States Securities and Exchange Commission.

ii

OUR COMPANY

Early detection saves lives—and we at Nanox are focused on applying our proprietary medical imaging technology and solutions to make diagnostic medicine more accessible and affordable across the globe. We are developing an end-to-end imaging service solution, which includes the Nanox System, comprised of the Nanox.ARC, our U.S. Food and Drug Administration (“FDA”) cleared medical device, using our novel micro-electro-mechanical systems (“MEMs”) X-ray source technology, and the Nanox.CLOUD, a companion cloud software. Our offerings also include artificial intelligence (“AI”) solutions, healthcare IT services and teleradiology services. Our vision is to increase early detection of medical conditions that are discoverable by X-ray by improving access to imaging, reducing imaging costs and enhancing imaging efficiency, which we believe is key to increasing early prevention and treatment, improving health outcomes and, ultimately, saving lives.

Our imaging solution is designed as a modular open system, and we are exploring the expansion of the solution to include additional components, which may be developed by us or third parties. We are exploring additional collaboration opportunities as well.

Our holistic imaging solution is currently comprised of the following four principal components:

The Nanox System. As a first step to producing a new class of accessible and affordable medical imaging systems, we focused on identifying and developing a novel digital X-ray source, which we refer to as the Nanox.SOURCE. Our X-ray source is based on a novel digital MEMs semiconductor cathode that we believe can achieve the same functionalities as legacy X-ray analog cathodes, while allowing for lower-cost production than existing medical imaging systems. We have been developing this technology for over ten years towards the goal of commercial applicability. This novel digital X-ray source is the basis of core technology in the imaging system we are developing, and we believe it also has the potential to replace the legacy X-ray source in other existing imaging systems. Our technology aims to disrupt medical imaging by providing accessibility and affordability on a global scale. Our goal is to enable medical institutions and other significant medical players to either employ our solutions as a closed end-to-end system or to adopt a modular approach to our technologies, by acquiring or licensing our different components and integrating our technologies into their specific product.

The Nanox System includes two integrated components—hardware (Nanox.ARC), a medical imaging system incorporating our novel digital X-ray source, and software (Nanox.CLOUD). We developed, and continue to improve, the multi-source Nanox.ARC, a 3D tomosynthesis imaging system, which received two 510(k) clearances from the FDA and remains subject to regulatory clearance and approval in other jurisdictions. Tomosynthesis is an imaging technique used for early detection, that is designed to produce a high-resolution, 3D, X-ray image reconstruction of the scanned human body part for review by a professional diagnostics expert. In parallel, we have developed, and continue to improve, the Nanox.CLOUD, a companion cloud-based software to which scanned images may be securely uploaded to the cloud system. By integrating the Nanox.CLOUD with the Nanox.ARC, we believe the Nanox System could provide a streamlined process and end-to-end medical imaging service, including services such as image repository, radiologist matching, online and offline diagnostics review and annotation, connectivity to diagnostic assistive AI systems, billing, monitoring and reporting.

Following clearances from the FDA, and if cleared by similar regulatory agencies in other jurisdictions, we plan to market and deploy the Nanox System globally at a substantially lower cost than currently available medical imaging systems, such as legacy X-ray and Computerized Tomography (“CT”) systems, because our digital X-ray source allows the Nanox.ARC to have a simpler structure without the costly cooling equipment used in legacy X-ray systems or the complex rotating mechanism used in CT devices. See “—Our Technology—The Nanox System.” We believe that the Nanox System could increase the accessibility and affordability of early-detection medical imaging systems worldwide, substantially reduce wait-times for imaging results and increase early detection rates compared to currently employed imaging process protocol.

We continue to implement a multi-step approach to the regulatory clearance process for the Nanox System. On April 1, 2021, we received clearance from the FDA to market our Nanox Cart X-Ray System, a single-source version of the Nanox.ARC. On April 28, 2023, we received a 510(k) clearance from the FDA to market the Nanox.ARC (including the Nanox.CLOUD), a multi-source 3D digital tomosynthesis system, as a stationary X-ray system intended to produce tomographic images of the human musculoskeletal system adjunctive to conventional radiography, on adult patients. On December 4, 2024, we received another 510(k) clearance from the FDA for the Nanox.ARC, for general use including human musculoskeletal system, pulmonary, intra-abdominal, and paranasal sinus indications, adjunctive to conventional radiography, on adult patients. This device is intended to be used in professional healthcare facilities or radiological environments, such as hospitals, clinics, imaging centers and other medical practices by trained radiographers, radiologists and physicians. The Nanox.ARC X, an AI-ready, multi-source digital tomosynthesis system that makes advanced 3D imaging possible in more places at significantly lower cost and radiation dose than CT, received FDA 510(k) clearance in April 2025 for general use, including musculoskeletal, pulmonary, intra-abdominal and paranasal indications. In February 2026, we received FDA 501(K) clearance for TAP2D, a new cloud enabled image enhancement capability for the Nanox.ARC and Nanox.ARC X digital tomosynthesis systems. We plan to seek additional clearances or approvals for additional uses of the currently cleared Nanox System, or for future versions of the Nanox System.

On November 22, 2023, Nanox.ARC received approval from the Medical Device Division of the Ministry of Health in Israel (the regulatory body that oversees medical devices in Israel). As such, Nanox.ARC is registered as a commercial medical device in the Israeli market. Following this approval, the Israeli Ministry of Health granted Nanox.ARC a free sale certificate which is a requirement for regulatory submission in some markets. In addition, in Ghana, our local partner has obtained approval from the Ghana Food and Drug Authority (the GFDA), and started the clinical scanning of patients.

On February 25, 2025, we received the CE mark certification to market the multi-source Nanox.ARC system, including the Nanox.CLOUD, its accompanying cloud-based infrastructure. Nanox.ARC is a stationary X-ray system, intended to generate tomographic images of human anatomy from a single tomographic sweep performed in recumbent positions of adult patients.

We expect that the Nanox System will enable us to accumulate a significant number of medical images, which have the potential to be used by collaborators, such as medical AI-analytics companies, through machine learning algorithms to increase the probability of early disease detection.

U.S. go-to-market. Based on market analysis of the U.S. market by clinicians, imaging administrators and directors, stakeholders recognize the clinical benefits of the Nanox System and its more affordable approach to advanced imaging technology. Furthermore, outpatient facilities, such as freestanding emergency clinics, and pulmonary clinics showed interest in adopting the Nanox System. Specifically, because such facilities typically do not have CT capabilities, we believe such facilities view the Nanox System as a more affordable way to keep patients in-house for advanced imaging needs, combined with a 2D X-ray. Outpatient facilities also expressed potential interest in our MSaaS business model, which we believe could reduce the risk of an upfront purchase because the cost is based on actual use. We believe that gathering further clinical evidence will strengthen the support for our technology. Our current U.S. go-to-market strategy is comprised of three primary components: customer targeting, building a sales team and using a hybrid business model.

In terms of customer targeting, we believe several factors impact willingness to adopt our system, including the type of facility, its current imaging capabilities and imaging volumes, and geographic location, namely rural vs. urban. We aim to strategically engage segments that show early adoption potential, such as orthopedic clinics, skilled nursing facilities, freestanding emergency departments and urgent care facilities. We intend to continue to build clinical evidence particularly within the U.S. market, to support the adoption of our system, as well as reimbursement mechanisms, specifically with commercial payers. We’ve strategically realigned our focus to enhance our presence in the U.S. market, such that our initial efforts in commercialization and deployment within the U.S. have been concentrated on select states. This approach allows us, in the near term, to optimize customer service, delivery and support. To execute our strategy, we have allocated internal sales resources, and we are trying to leverage the USARAD network, in order to accelerate our initial penetration in the market. Furthermore, we are in the process of expanding a U.S.-based sales and service team that will seek to generate leads, close sales, manage relationships, and provide services for the Nanox System installed base. We are also in the process of engaging with independent service providers to provide service in remote areas and to decrease equipment downtime. We expect that other operational needs (such as medical affairs, regulatory, billing, finance and contracting) will be supported by the existing international Nanox organization.

For our business model in the U.S., we intend to use a hybrid approach combining a usage-based MSaaS model with a CapEx model to help promote adoption, based on different segments. We have designed a training program to promote the Nanox System. We also intend to use a combination of pilot sites, training, sales and marketing efforts to help meet customer needs. These aspects of our business strategy require us to hire additional experienced healthcare business-development professionals who are charged with raising awareness of the Nanox System among physicians, hospitals, urgent care operators, and large health systems throughout the U.S.

Following a U.S. Reimbursement Landscape Assessment for Nanox.ARC, it was found that the existing CPT code 76100 “Radiologic examination, single plane body section (eg, tomography), other than with urography” would be a viable option to report tomosynthesis procedures utilizing the Nanox.ARC. Nanox.ARC users would be able to report with appropriate ICD-10-PCS code(s). These ICD-10-PCS codes are for reporting services and procedures performed in the inpatient hospital site of service. For the Nanox.ARC, clinics or hospitals operating it can use the CPT code 76100 for reporting. According to the National Physician Fee Schedule Relative Value File January Release, January 3, 2024, reimbursement rates for DTS vary between uses by physicians and by hospital outpatients. Third-party payors may impose limits on coverage or reimbursement for diagnostic imaging services, including denying reimbursement for tests that do not follow recommended diagnostic procedures or can only be billed using an unlisted or miscellaneous code. Prior authorization is required for certain advanced imaging services through CMS’ Appropriate Use Criteria (AUC) program and private payer prior authorization programs. Currently, although there are no AUCs for tomosynthesis in general radiography, we plan to monitor the CMS AUC Program and Private Payers Prior Authorization process for radiology procedures for any change.

Nanox Imaging Network (NIN) Nanox has initiated Nanox Imaging Network (“NIN”), a limited Proof-of-Concept (“POC”) initiative, in collaboration with Monarch Medical Management and Billing LLC (“Monarch”). NIN is intended to evaluate a network-based imaging services operating model in the United States, focused on providing imaging services through selected sites serving workers’ compensation and other specialized healthcare segments.

As part of the NIN POC, Nanox is responsible for certain technical and operational elements, including imaging system deployment, maintenance of its Nanox.ARC systems, connectivity and service support, while Monarch is responsible for site operations, personnel, regulatory permits, and local engagement. The initiative is intended to serve a range of healthcare providers, including orthopedic and spine clinics, occupational health providers, post-accident care providers, nursing homes and correctional healthcare facilities.

Certain target segments addressed by the NIN POC, including workers’ compensation-related imaging services, are characterized by reimbursement structures that may allow for higher per-scan pricing compared to standard reimbursement frameworks, depending on payer arrangements, state-specific fee schedules and contractual terms. The NIN POC is intended, in part, to evaluate such reimbursement dynamics.

The POC is currently in an early and limited deployment phase, with a small number of sites identified and in various stages of setup. The POC is intended solely to assess operational, regulatory and economic feasibility. Nanox has not committed to a rollout of NIN, and there can be no assurance that the POC will be expanded, successfully implemented, or result in material revenues.

EU go-to-market.

As the population ages and the demand for medical imaging increases in lockstep, there is an increasing need for accessible, advanced imaging solutions across various care settings. We expect the Nanox.ARC to be a good fit for this backdrop, because at its core, the Nanox.ARC offers an advanced medical imaging solution that is more accessible and affordable. Unlike in the US market, most of the initial sales in the EU are and will be through the CapEx model, meaning the systems will be purchased outright with no per-scan charges. However, there will be additional revenues generated through the use of service contracts and Nanox.CLOUD connectivity. The distributors are responsible for overseeing sales and market development, including promoting the equipment, engaging with key opinion leaders, and generating leads. They are handling local regulatory approvals, importation, installation, and after-sales support. Additionally, they will execute marketing activities, maintain inventory, manage financial transactions with Nanox, and set local pricing and negotiate with customers.

Nanox.MARKETPLACE. Nanox.MARKETPLACE (formerly known as the MDW platform), which we acquired from MDWEB in November 2021, is our proprietary decentralized marketplace that connects imaging facilities with radiologists and enables radiologists to provide, and customers to obtain, remote interpretations of imaging data. The platform was designed by radiologists for the imaging industry. The radiologists connecting to Nanox.MARKETPLACE include those radiologists who are part of our network and provide teleradiology services through USARAD, as well as other radiologists, all of whom undergo an accreditation process that we perform and are required to be certified by the American Board of Radiology. Based primarily on customer location and area of specialization, radiologists will be matched to conduct the imaging interpretation. The radiologist receives payment through the platform from the customer upon the delivery of the imaging interpretation. The Nanox.MARKETPLACE service is currently offered on a standalone basis. Additionally, we have completed the incorporation of the Nanox.MARKETPLACE into the Nanox System, such that images that were generated by the Nanox.ARC and uploaded to the Nanox.CLOUD, can be streamlined and referred through the Nanox.MARKETPLACE to radiologists for remote reading.

Nanox.CONNECT. In August 2022, we entered into a supply agreement with Re-medi Co Ltd. in order to integrate Remedi’s two-dimensional (“2D”) imaging systems (using traditional X-ray tubes) to the Nanox.CLOUD and the Nanox.MARKETPLACE, creating a mobile 2D X-ray system that enables remote readings of scans with third parties AI-powered imaging analysis and a global teleradiology solution, which we refer to as the “Nanox.CONNECT.” The Nanox.CONNECT is currently deployed in a beta site in order to receive local regulatory approvals and explore and evaluate the business model and the potential service.

AI Imaging Solutions. Nanox AI (previously known as Zebra), which we acquired in November 2021, develops machine learning platforms based on its database of over 500 million imaging scans, which facilitates the development of AI medical imaging solutions. Nanox AI has FDA clearance for seven radiology AI solutions, CE mark in Europe for five radiology AI solutions and regulatory approvals in other countries for its radiology AI solutions. Nanox AI has been granted over two dozen patents in the field of radiology AI. Nanox AI gathers underutilized image data from CT scans and helps medical service providers focus on patients that, upon findings generated by use of our AI solutions, require additional medical attention.

In February 2024, we received FDA clearance for HealthFLD, an AI software that provides automated qualitative and quantitative analysis of liver attenuation from routine contrast and non-contrast chest and abdomen CT scans in patients between the ages of 18 to 75. HealthFLD is intended to support clinicians in the detection of fatty liver, correlated with hepatic steatosis, an early sign of metabolic dysfunction-associated steatotic liver disease (MASLD), formerly referred to as non-alcoholic fatty liver disease (NAFLD).

In August 2024, we received 510(k) clearance for HealthCCSng V2.0. HealthCCSng V2.0 is the upgraded version of Nanox.AI’s cardiac solution, HealthCCSng, which has already shown tangible results in several healthcare systems, identifying patients at high risk of coronary artery disease while driving significant revenue to cardiology departments. It has also been seamlessly integrated with existing picture archiving and communication systems (PACS) and electronic medical records (EMR) systems, and enabled timely and appropriate preventive care.

We offer FDA cleared AI-based software imaging solutions to hospitals, health maintenance organizations (“HMOs”), integrated delivery networks (“IDNs”), marketplaces, pharmaceutical companies and insurers that are designed to identify or predict undiagnosed or underdiagnosed medical conditions, through the mining of data of existing CT scans. We have entered into collaboration agreements with marketplaces for access and distribution of our Nanox AI solutions, and agreements with IDNs, hospitals, insurance assessment and imaging companies with respect to our AI imaging solutions.

Additionally, we offer direct access to end-consumers to get the AI solutions through second opinions platform and healthcare imaging companies with respect to our AI imaging solutions. We currently offer AI imaging population health solutions aimed at identifying underlying findings, which are correlated to osteoporosis, cardiovascular disease and fatty liver to help detect patients at risk for more advanced liver disease such as NASH. With our AI imaging population health solutions, we aim to further our mission to enable preventative healthcare through early detection.

The HealthFLD clearance is the third product across the Nanox.AI suite of population health solutions to receive FDA clearance. The FDA previously cleared HealthCCSng, a solution that detects coronary artery calcium (CAC) that presents a risk for coronary artery disease, and HealthOST, a solution that assesses vertebral compression fractures and bone mineral density to support clinicians in the evaluation and assessment of musculoskeletal disease of the spine (such as osteoporosis).

Looking to the future of Nanox.AI, the strong validation of these solutions by multiple health systems around the world drives us to develop additional algorithms that can identify more health problems.

Nanox.AI is collaborating with a U.S.-based healthcare company that operates medical screening programs focused on early disease detection. Under the terms of this collaboration, Nanox.AI’s population health software solutions are integrated into the partner’s medical screening workflows across multiple imaging center locations in the United States. Through this model, Nanox.AI provides technology solutions to a business customer that delivers screening services directly to individual consumers. As a result, Nanox.AI does not contract directly with end patients but rather supports consumer-facing healthcare services indirectly through its commercial partner. This business-to-business-to-consumer (B2B2C) approach is intended to allow Nanox.AI to participate in consumer healthcare markets while maintaining a business-to-business commercial relationship.

We’re also expanding direct-to-clinician access to Nanox.AI solutions and launching new AI applications that have the potential to improve diagnostic accuracy, early detection, and patient management directly to clinics and physicians as an AI software add-on.

Nanox.AI continues to expand its software and artificial intelligence–enabled product portfolio to support clinical care management and advanced image analysis.

Real+ Osteoporosis Care Management Platform

Real+ is a comprehensive osteoporosis care management software platform for which development has been completed. The solution is designed to support and automate key components of the osteoporosis care pathway, including patient intake, approval, follow-up, and ongoing monitoring. Real+ is tailored to the operational needs of Fracture Liaison Service (FLS) centers and is intended to support coordinated and timely care delivery while reducing administrative workload for clinical teams. Commercial deployment of Real+ remains subject to customer adoption, integration, and applicable regulatory and operational considerations.

AI-Based Aortic Valve Calcification Measurement (Under Development)

Nanox is developing an artificial intelligence–based solution intended to detect and quantify aortic valve calcification using standard non-contrast, non-gated CT scans. This solution is designed to support earlier identification of patients who may be at risk for aortic stenosis and who may benefit from additional clinical evaluation. This product is currently under development, has not been fully validated, and is subject to further clinical evaluation and applicable regulatory review.

AI-Based Body Composition Measurement (Under Development)

Nanox is also developing an artificial intelligence–based body composition analysis capability intended to assess fat and muscle parameters from CT imaging. This capability is being evaluated for potential inclusion in broader analytical frameworks, including biological age analysis methodologies described in academic literature. This solution remains under development and has not been validated for clinical use.

Nanox may evaluate potential combined applications of body composition analysis and aortic valve calcification measurement; however, any such combined solutions are at an early development stage and subject to further research, validation, and regulatory review. There can be no assurance that the AI-based solutions described above will be successfully developed, approved, or commercially deployed.

Nanox Health IT (formerly VasoHealthcare IT) is a healthcare information technology services provider that serves hospitals and other healthcare organizations in the United States, with personnel specializing in healthcare IT implementation. Nanox Health IT provides services exclusively to healthcare organizations, including imaging centers, radiology groups, hospitals and healthcare networks. Nanox Health IT supports such customers with healthcare-focused IT infrastructure, secure computing environments and ongoing IT operations services.

Nanox Health IT’s capabilities include healthcare systems integration, workflow optimization, data migration, user training and nationwide go-live support for medical imaging systems, as well as managed IT services. Nanox Health IT also provides services relating to healthcare IT infrastructure, cybersecurity and compliance solutions, and imaging and clinical systems support. These services are designed to support operational continuity, system reliability, regulatory compliance and optimized clinical workflows across complex and regulated healthcare environments. Nanox Health IT’s services are designed for healthcare environments subject to extensive regulatory requirements. Nanox intends to integrate VHC IT’s operational and customer support infrastructure with Nanox AI solutions that have received FDA clearance and that analyze routine CT scans for indicators of chronic diseases. Nanox Health IT’s goal is to support Nanox’s U.S. commercial expansion. As part of its broader healthcare ecosystem, the acquisition is expected to strengthen its U.S. operations. Nanox’s overall goal is to support the deployment, integration and scaling of its FDA-cleared AI imaging solutions across healthcare providers in the United States.

The acquisition was made for total consideration of up to $800,000, consisting of (i) a $200,000 cash payment payable at closing and (ii) up to $600,000 in performance-based earnout payments payable over a period of up to two years, contingent upon the achievement of revenue retention targets with respect to existing customers.

Teleradiology Services. Following our acquisition of USARAD in November 2021, we offer teleradiology services to customers in the U.S. market and an additional six countries by U.S.-based radiologists, certified by the American Board of Radiology. We offer imaging interpretation services for radiology practices, hospitals, medical clinics, diagnostic imaging centers and mobile imaging service providers, urgent care facilities and multi-specialty physician groups and USARAD contracts directly with these customers. Second Opinions is a platform provided by USARAD Holdings Inc.

The platform connects patients with radiologists and other subspecialty physicians for additional consultation on their medical diagnoses. We have a network of approximately 20 accredited independent radiologists in our marketplace who are actively providing teleradiology services with us. We provide our teleradiology services to approximately 80 customers representing approximately 240 facilities. We allocate images that we receive from our customers, through our picture archiving and documentation system, to radiologists in our network based on the radiologist’s area of specialization. Payment is made by the customer directly to us based on the number of monthly readings and we pay the radiologist a predetermined fixed fee per reading.

Currently, our teleradiology services are offered as a standalone product through USARAD. In the future, we plan to incorporate our teleradiology services as part of our Nanox System offering.

NANO-X IMAGING LTD was incorporated under the laws of the State of Israel on December 20, 2018 and commenced operations on September 3, 2019. Our principal executive offices are located at Ofer Tech Park, 94 Shlomo Shmeltzer Road, Petach Tikva, Israel 4970602, and our telephone number is +972 03 4970602. Our agent for service of process in the United States is C T Corporation System located at 28 Liberty Street, 39th Floor, New York, New York 10005. Our website is http://www.nanox.vision. The information contained on, or that can be accessed through, our website does not constitute part of this prospectus or any accompanying prospectus supplement and is not incorporated by reference herein or therein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and any accompanying prospectus supplement may contain or incorporate forward-looking statements that relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. You should refer to the “Risk Factors” section of this prospectus, any accompanying prospectus supplement and in our most recent Annual Report on Form 20-F filed with the SEC for specific risks that could cause actual results to be significantly different from those stated in or implied by these forward-looking statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those stated in or implied by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements speak only as of the date made and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results stated in or implied by these forward-looking statements.

Forward-looking statements in this prospectus include, but are not limited to, statements about:

●	the initiation, timing, progress and results of our research and development, manufacturing and commercialization activities with respect to our X-ray source technology or the Nanox.ARC, the Nanox.ARC X and the Nanox.CLOUD, which comprise the Nanox System;

●	our ability to successfully demonstrate the feasibility of our technology for commercial applications;

●	our expectations regarding the necessity of, timing of filing for, and receipt of, regulatory clearances or approvals regarding our technology, the Nanox.ARC and the Nanox.CLOUD;

●	our ability to secure and maintain required FDA clearance and similar approvals from regulatory agencies worldwide, or Notified Body (“CE”), and comply with applicable quality standards and regulatory requirements;

●	our ability to manufacture the Nanox.ARC, at a lower cost than medical imaging systems that use a legacy analog X-ray source;

●	the pricing structure of our products and services, once such products and services receive regulatory clearance or approval;

●	the implementation of our business models;

●	the ability to successfully integrate the business of companies that we have acquired and to realize the anticipated benefits of the acquisitions, which may be affected by, among other things, competition, brand recognition, the ability of the acquired company to grow and manage growth profitably and retain its key employees;

●	our expectations regarding collaborations with third-parties and their potential benefits;

●	our ability to enter into and maintain our arrangements with third-party manufacturers and suppliers;

●	our ability to conduct business globally;

●	our expectations regarding when certain patents may be issued and the protection and enforcement of our intellectual property rights;

●	our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties;

●	regulatory developments in the United States and other jurisdictions;

●	estimates of our expenses, future revenues, capital requirements and our needs for additional financing;

●	the rate and degree of market acceptance of our technology and our products;

●	development relating to our competitors and the medical imaging industry;

●	our estimates of the adoption of the MSaaS based model by market participants and our ability to negotiate, enter into and implement the MSaaS agreements;

●	our estimates regarding the market opportunities for our technology and our products;

●	our ability to attract, motivate and retain key executive managers;

●	our ability to comply with data protection laws, regulations and similar rules and to establish and maintain adequate cyber-security and data protection;

●	our ability to obtain third-party payor coverage or reimbursement of our Nanox System;

●	our expectation regarding the maintenance of our foreign private issuer status;

●	our expectations regarding changes in the global, national, regional or local economic, business, competitive, market, and regulatory landscape, including as a result of the security, political and economic instability in the Middle East that could harm our business, including due to the current war between Israel and Hamas and the ongoing conflict in Ukraine;

●	potential litigation associated with our transactions, class actions and other legal claims against our officer and directors;

●	the future trading price of our ordinary shares and impact of securities analysts’ reports on these prices; and

●	claims, litigation and investigations we are or may be subject to in the future; and our success at managing other risks and uncertainties, including those listed under the caption “Risk Factors” in this prospectus, any accompanying prospectus supplement and our Annual Report on Form 20-F.

The “Risk Factors” section of this prospectus, any accompanying prospectus supplement and our Annual Report on Form 20-F references the principal contingencies and uncertainties to which we believe we are subject, which should be considered in evaluating any forward-looking statements contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement.

THE OFFERING

Issuer	NANO-X IMAGING LTD

Securities Offered	We may offer from time to time up to an aggregate of $100,000,000 of our ordinary shares, warrants and debt securities.

Use of Proceeds	We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for funding our research and for general corporate purposes and other commercial efforts unless otherwise indicated in the applicable prospectus supplement. See “Use of Proceeds.”

Listing	Our ordinary shares are listed on the Nasdaq under the symbol “NNOX.”

Risk Factors	You should consider carefully all of the information that is contained or incorporated by reference in this prospectus and, in particular, you should evaluate the risks described under “Risk Factors.”

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent annual report on Form 20-F, and in our updates, if any, to those risk factors in our reports of foreign private issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus, both in terms of the purposes for which they will be used and the amounts that will be allocated for each purpose. We intend to use the net proceeds from the sale of any securities offered by us under this prospectus for funding our research and for general corporate purposes and other commercial efforts unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of companies or businesses, working capital, commercial expenditures and capital expenditures.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our amended and restated articles of association are summaries and are qualified in their entirety by reference to the amended and restated articles of association.

We were incorporated under Israeli law on December 20, 2018. The rights and responsibilities of holders of our ordinary shares are governed by our amended and restated articles of association, as amended and restated from time to time and the Israeli Companies Law, 5759-1999 (the “Companies Law”).

As of December 31, 2025 our authorized share capital consisted of 100,000,000 ordinary shares, par value NIS 0.01 per share.

Objects of Our Company

Our purpose as set forth in our amended and restated articles of association is to engage in any lawful activity.

Borrowing Powers

Pursuant to the Companies Law and our amended articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our amended and restated articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Ordinary Shares

As of December 31, 2025, 69,590,228 ordinary shares were issued and outstanding.

All of our issued and outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Dividends

We have never declared or paid any cash dividends on our ordinary shares. We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings.

Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors. Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited consolidated financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval; as a company listed on an exchange outside of Israel, however, court approval is not required if the proposed distribution is in the form of an equity repurchase, provided that we notify our creditors of the proposed equity repurchase and allow such creditors an opportunity to initiate a court proceeding to review the repurchase. If within 30 days such creditors do not file an objection, then we may proceed with the repurchase without obtaining court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due.

Voting Rights

All of our ordinary shares have identical voting and other rights in all respects.

Holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting.

Quorum. In any meeting of shareholders, we will follow the quorum requirements for general meetings as set forth in our amended and restated articles of association, instead of one-third of the issued share capital as required under the Nasdaq Marketplace Rules. Pursuant to our amended and restated articles of association, the quorum required for our general meetings of shareholders will consist of at least two shareholders present in person or by proxy (including by voting deed) and holding shares conferring in the aggregate of at least 25% of the voting power of the Company. A meeting adjourned for lack of a quorum will generally be adjourned to the same day of the following week at the same time and place, or to such other day, time or place as indicated by our board of directors, if so specified in the notice of the meeting. At the reconvened meeting, subject to a limited exception, any number of shareholders present in person or by proxy shall constitute a lawful quorum.

Vote requirements. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the ordinary shares cast at a meeting. Under our amended and restated articles of association, a special resolution is required for the removal of a director from office and the appointment of a director in place of the director so removed, and to amend the provisions in our articles of association relating to the appointment and removal of directors.

Transfer of Ordinary Shares

Our fully paid ordinary shares are issued in registered form and may be freely transferred under our amended and restated articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our amended and restated articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Liquidation

In the event of our liquidation, after satisfaction of liabilities to creditors and other payments due as per applicable law, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Redemption of Ordinary Shares

We may, subject to applicable law, issue redeemable shares or other securities and redeem the same with such terms and conditions as the board of directors may deem fit.

Modifications of Rights of Shares

Under the Companies Law and our amended and restated articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our amended and restated articles of association, in addition to the ordinary majority vote of all classes of voting shares voting together as a single class.

Issuance of Additional Shares

We may, upon a resolution of the shareholders at a general meeting, from time to time, increase our share capital by the creation of new shares. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts or without nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as the resolution approving the creation of such shares shall provide. Except to the extent otherwise provided in the resolution creating such new shares, such new shares shall be subject to all the provisions applicable to the shares of the original capital. Without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as may be stipulated in the resolution pursuant to which such shares are created.

Access to Corporate Records

Under the Companies Law, shareholders generally have the right to review minutes of our general meetings, our shareholders register and material shareholders register, our amended and restated articles of association, our annual audited financial statements and any document that we are required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. In addition, any shareholder who specifies the purpose of their request may request to review any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interests or protect a trade secret or patent.

Exchange Controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the ordinary shares or interest or other payments to non-residents of Israel, except for shareholders who are subjects of countries that are, or have been, in a state of war with Israel.

Acquisitions under Israeli Law

Full Tender Offer. A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s voting rights or issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. A person wishing to acquire shares of a public Israeli company and who would as a result hold over 90% of the voting rights or issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the relevant class for the purchase of all of the issued and outstanding shares of that class. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If the full tender offer was not accepted in accordance with the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

Special Tender Offer. The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company (subject to certain exceptions). This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company, subject to certain exceptions. A special tender offer must be extended to all shareholders of a company but the offeror is not required to purchase shares representing more than 5% of the voting power attached to the company’s outstanding shares, regardless of how many shares are tendered by shareholders. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered by shareholders who accept the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser and its controlling shareholders, holders of 25% or more of the voting rights in the company or any person having a personal interest in the acceptance of the tender offer or any other person acting on their behalf, including relatives and entities under such person’s control). If a special tender offer is accepted, then (i) shareholders who did not respond to or that had objected to the offer may accept the offer within four days of the last date set for the acceptance of the offer and they will be considered to have accepted the offer from the first day it was made, and (ii) the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Shares purchased in contradiction to the tender offer rules under the Companies Law, as described above, will have no rights and will become dormant shares.

Merger. The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares, and, in the case of the target company, a majority vote of each class of its shares voted on the proposed merger at a shareholders meeting. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial condition of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies. Under the Companies Law, each merging company must deliver the merger proposal to its secured creditors and inform its unsecured creditors of the merger proposal and its content.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the votes of the shares represented at the shareholders meeting that are held by parties other than the other party to the merger, or by any person (or group of persons acting in concert) who holds (or hold, as the case may be) 25% or more of the voting rights or the right to appoint 25% or more of the directors of the other party, vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the target company. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors. In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-Takeover Measures

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. No preferred shares are currently authorized under our amended and restated articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our amended and restated articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares represented at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and our amended articles of association as described above under “—Voting Rights.” In addition, we have a classified board structure, which will effectively limit the ability of any investor or potential investor or group of investors or potential investors to gain control of our board of directors, as disclosed under.

General Meetings of Shareholders and Shareholder Proposals

Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our amended and restated articles of association as special general meetings. Our board of directors may call special general meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special general meeting upon the written request of (i) any two or more of our directors or one-quarter or more of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter on the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting. Notwithstanding the foregoing, as a company listed on an exchange outside of Israel, a matter relating to the appointment or removal of a director may only be requested by one or more shareholders holding at least 5% of the voting rights at the general meeting of the shareholders. Our amended and restated articles of association contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for shareholder meetings.

Under the Companies Law, resolutions regarding the following matters must be passed at a general meeting of shareholders:

●	amendments to the company’s articles of association;

●	appointment, fees or termination of the auditors, if the shareholders have not delegated their authority to set the fees for the auditors to the board of directors;

●	appointment of external directors (if applicable);

●	approval of related-party transactions requiring general meeting approval pursuant to the provisions of the Companies Law;

●	increases or reductions of the company’s authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	the exercise of board of directors’ powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management..

History of Securities Issuances

You should refer to our most recent annual report on Form 20-F for a history of our securities issuances for the past three years.

Corporate Governance

As a foreign private issuer, we are permitted to follow certain Israeli corporate governance practices instead of the Nasdaq corporate governance rules, provided that we disclose which requirements we are not following and the equivalent Israeli requirement. Pursuant to the “foreign private issuer exemption”:

●	we comply with Israeli law with respect to quorum requirements. In accordance with the Companies Law, our amended and restated articles of association provide that a quorum of two or more shareholders holding at least 25% of the voting rights in person or by proxy is required for commencement of business at a general shareholder meeting. The quorum set forth in our amended and restated articles of association with respect to an adjourned meeting shall, subject to a limited exception, consist of one or more shareholders present in person or by proxy (including by voting deed), regardless of the number or percentage of our outstanding shares held by them;

●	we follow Israeli corporate governance practices instead of the Nasdaq requirements with regard to the nomination committee and director nomination procedures. The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our amended and restated articles of association and the Companies Law. With the exception of directors elected by our board of directors due to a vacancy, in accordance with the staggered nomination, we intend to elect our directors to hold office until the annual general meeting of our shareholders that occurs in the third year following his or her election and until his or her successor shall be elected and qualified;

●	we adopt and approve material changes to equity incentive plans in accordance with the Companies Law, which does not impose a requirement of shareholder approval for such actions. In addition, we follow Israeli corporate governance practice, which requires shareholder approval prior to an issuance of securities in connection with equity-based compensation of officers, directors, employees or consultants only under certain circumstances, in lieu of Nasdaq Marketplace Rule 5635(c);

●	as opposed to making periodic reports to shareholders and proxy solicitation materials available to shareholders in the manner specified by the Nasdaq corporate governance rules, the Companies Law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Israel is not to distribute such reports to shareholders but to make such reports available through a public website. We will only mail such reports to shareholders upon request. As a foreign private issuer, we are generally exempt from the SEC’s proxy solicitation rules; and

●	we follow Israeli corporate governance practices instead of Nasdaq requirements to obtain shareholder approval for all corporate actions requiring such approval under the requirements of the Companies Law such as (i) transactions with directors concerning the terms of their service or indemnification, exemption and insurance for their service (or for any other position that they may hold at our company), (ii) extraordinary transactions with controlling shareholders, (iii) terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative, (iv) private placements that will result in a change of control, (v) certain transactions, other than a public offering, involving issuances of a 20% or greater interest in us and (vi) certain acquisitions of the stock or assets of another company.

Otherwise, we intend to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq. We may in the future decide to use the foreign private issuer exemption with respect to some or all of the other Nasdaq corporate governance rules. We also intend to comply with Israeli corporate governance requirements under the Companies Law applicable to us.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company.

Listing

Our ordinary shares are listed on the Nasdaq under the symbol “NNOX.”

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement for the purchase of our ordinary shares or debt securities. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants may be issued under warrant or subscription agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The particular terms of the warrants, the warrant or subscription agreements relating to the warrants and the warrant certificates representing the warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the warrants;

●	the initial offering price;

●	the aggregate amount of warrants and the aggregate amount of equity securities purchasable upon exercise of the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the warrants are issued, and the amount of warrants issued with each equity security;

●	the date, if any, on and after which the warrants and the related equity security will be separately transferable;

●	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrant will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	the identity of the warrant agent or of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	information with respect to book-entry procedures, if any;

●	in connection with warrants denominated as rights, the extent of any over-subscription privilege with respect to unsubscribed securities;

●	whether the warrants may be sold separately or with other securities as part of units;

●	if applicable, a discussion of United States or Israeli income tax, accounting or other considerations applicable to the warrants;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants;

●	the material terms of any standby underwriting arrangement entered into by us in connection with any warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Holders of warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the warrants.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant or subscription agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant or subscription agreement and any accompanying prospectus supplement in their entirety.

On July 26, 2023, pursuant to the Purchase Agreement, we sold 2,142,858 of our ordinary shares, together with the Warrants to purchase up to 2,142,858 ordinary shares at a combined purchase price of $14.00 per share to the Purchaser in a registered direct offering. The Warrants have an exercise price of $19.00 per share, are exercisable immediately upon issuance and will expire five years from issuance. The Warrants are exercisable for cash only so long as we have an effective registration statement covering the issuance of shares upon the exercise of the Warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and the trustee to be named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

●	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

●	any applicable subordination provisions for any subordinated debt securities;

●	the maturity date(s) or method for determining same;

●	the interest rate(s) or the method for determining same;

●	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

●	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

●	redemption or early repayment provisions;

●	authorized denominations;

●	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

●	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

●	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

●	whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

●	whether the debt securities are secured and the terms of such security;

●	the amount of discount or premium, if any, with which the debt securities will be issued;

●	any covenants applicable to the particular debt securities being issued;

●	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

●	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

●	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

●	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

●	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	any restriction or conditions on the transferability of the debt securities;

●	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

●	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

●	any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell or distribute our securities from time to time in one or more public or private transactions:

●	through underwriters;

●	through agents;

●	to dealers;

●	directly to one or more purchasers;

●	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	in block trades;

●	through a combination of any of the above; and

●	any other method permitted pursuant to applicable law.

Any sale or distribution may be effected by us:

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated or fixed prices.

At any time a particular offer of our securities is made, a prospectus supplement, if required, will be distributed and set forth the terms of each specific offering, including the name or names of any underwriters or agents, the purchase price of the securities and the proceeds to us from such sales or distribution, any delayed delivery arrangements, any underwriting discounts and other items constituting underwriters’ compensation, any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In addition, we may distribute the securities as a dividend or in a rights offering to our existing security holders. In some cases, we or dealers acting for us or on behalf of us may also repurchase the securities and reoffer them to the public by one or more of the methods described above.

Through Underwriters

If underwriters are used in a sale or distribution, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all of the securities if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agents or to Dealers

We may sell or distribute the securities directly or through agents we designate from time to time. Unless otherwise indicated in a prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the securities covered by this prospectus, we will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Direct Sales

We may sell or distribute the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale thereof.

Delayed Delivery

If so indicated in a prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase the securities from us, as applicable, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may carry out the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge the securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General

Agents, dealers and direct purchasers that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services on our behalf.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, of which this prospectus is part, with respect to up to an aggregate of $100,000,000 of the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.

We are subject to the periodic reporting and other informational requirements of the Exchange Act. Under the Exchange Act, we are required to file reports and other information with the SEC. However, as a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provision and short sale prohibition, and our principal shareholders are also exempt from the reporting provision, contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and to submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year.

The SEC also maintains a website at that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

We maintain a corporate website at http://www.nanox.vision. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our Annual Report on Form 20-F (File No. 001-39461) for the fiscal year ended December 31, 2024, filed with the SEC on April 9, 2025.

●	our Reports on Form 6-K filed with the SEC on February 25, 2025, March 31, 2025, April 17, 2025, May 22, 2025, August 12, 2025, November 17, 2025, November 20, 2025, November 24, 2025, November 26, 2025, December 22, 2025, December 29, 2025 and February 3, 2026 (other than the portions of those reports not deemed to be filed).

●	with respect to each offering of our securities under this prospectus, each subsequent annual report on Form 20-F and each report of foreign private issuer on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with or furnish to the SEC on or after the date on which this registration statement is first filed with the SEC and until the termination or completion of that offering under this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

NANO-X IMAGING LTD

Ofer Tech Park

94 Shlomo Shmeltzer Road

Petach Tikva

Israel 4970602

Tel: +972 03 37359202

Attention: Chief Executive Officer

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, many of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may be difficult to collect within the United States.

We have irrevocably appointed C T Corporation System as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 28 Liberty Street, New York, NY 10005.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws on the basis that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. There is little binding case law in Israel addressing these matters. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that, among other things:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

The validity of our ordinary shares and certain other matters of Israeli law will be passed upon for us by Meitar | Law Offices. The validity of the warrants and debt securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2024 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$53,900,000 of Ordinary Shares

NANO-X IMAGING LTD

PROSPECTUS SUPPLEMENT

Cantor	Mizuho

July 23, 2026